UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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  Preliminary Proxy Statement
  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  Definitive Proxy Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to §240.14a-12

Hawaiian Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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Lawrence S. Hershfield Chairman of the Board of Directors	Hawaiian Holdings, Inc. 12730 High Bluff Drive, Suite 180 San Diego, Calfiornia 92130

May 13, 2005

To Our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Hawaiian Holdings, Inc. (the "Company") to be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI, 96815, on Wednesday, June 8, 2005, at 10:00 AM, local time.

The purpose of the meeting is to (i) amend the Company's charter to increase the number of authorized shares of capital stock from 62,000,000 shares to 120,000,000 shares, (ii) approve the establishment of the 2005 Stock Incentive Plan and (iii) re-elect six nominees to the board of directors. Information about these proposals is contained in the enclosed proxy statement.

Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on April 29, 2005 will be entitled to notice of and to vote at the Annual Meeting.

Your vote, regardless of the number of shares you own, is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire, described in the Proxy Statement under "Restriction on Foreign Ownership of Voting Stock" and attached thereto as Appendix A. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,
Lawrence S. Hershfield Chairman of the Board of Directors

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HAWAIIAN HOLDINGS, INC.
12730 High Bluff Drive, Suite 180
San Diego, California 92130
(858) 523-0219

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of Hawaiian Holdings, Inc. will be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI, 96815 on Wednesday, June 8, 2005, at 10:00 AM, local time to consider and act upon the following matters:

1.	The amendment of the Company's charter to increase the number of authorized shares of capital stock from 62,000,000 shares to 120,000,000 shares;

2.	The approval of the 2005 Stock Incentive Plan;

3.	The re-election of six directors to serve for one-year terms and until their successors are duly elected and qualified. The proxy statement accompanying this notice includes the names of the nominees to be presented by the Board of Directors for election; and

4.	Such other business as may properly come before the Annual Meeting of Stockholders, or any and all adjournments thereof.

Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on April 29, 2005, the record date, will be entitled to vote at the Annual Meeting. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire, described in the Proxy Statement under "Restriction on Foreign Ownership of Voting Stock" and attached thereto as Appendix A.

Management desires to have maximum representation of stockholders at the Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company's Secretary, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.

By order of the Board of Directors
Randall L. Jenson Chief Financial Officer, Treasurer and Secretary

Dated: May 13, 2005

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HAWAIIAN HOLDINGS, INC.

12730 High Bluff Drive, Suite 180
San Diego, California 92130
(858) 523-0219

PRELIMINARY PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, June 8, 2005

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Hawaiian Holdings, Inc., a Delaware corporation (the "Company"), for use at our annual meeting of stockholders to be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI, 96815, on Wednesday, June 8, 2005, at 10:00 AM, local time, and any and all adjournments thereof (collectively, the "Annual Meeting"). We are holding the Annual Meeting for the purposes described in the accompanying Notice of Annual Meeting of Stockholders. We intend to provide a definitive Proxy Statement, proxy card, stockholder questionnaire and Notice of Annual Meeting of Stockholders to stockholders beginning on or about May 13, 2005.

GENERAL INFORMATION

Solicitation of Proxies

Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, $0.01 par value (the "Common Stock"), to forward the proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials and stockholder questionnaires, to the beneficial owners. We do not currently expect to engage an outside firm to solicit votes.

Record Date, Quorum and Voting Requirements

Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the "Special Preferred Stock") at the close of business on April 29, 2005 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On that date, approximately 30,751,227 shares of Common Stock and one share each of the Series B Special Preferred Stock, the Series C Special Preferred Stock and the Series D Special Preferred Stock were outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of stockholders of a majority of the issued and outstanding Common Stock and Special Preferred Stock held of record on the Record Date constitutes a quorum for the transaction of business at the Annual Meeting. The amendment of the Company's charter and the approval of the 2005 Stock Incentive Plan require the affirmative vote of a majority of the shares of Common Stock and Special Preferred Stock present at a meeting at which a quorum is present. The election of directors requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. Our Common Stock is listed on the American Stock Exchange ("AMEX") and the Pacific Exchange ("PCX") under the symbol "HA."

Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy, subject to our receipt of the stockholder questionnaires described below. See "Restriction on Foreign Ownership of Voting Stock." Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the amendment of the Company's charter to increase the number of authorized shares of Common Stock, the approval of the 2005 Stock Incentive Plan and the re-election of the six nominees named in this Proxy Statement as directors. Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions have the same legal effect as a vote "against" election of the directors. Brokers do not have the discretionary power to vote with respect to any of the proposals contained herein, absent the receipt from the beneficial owners of such shares of specific voting instructions, as well as a completed questionnaire as described below.

Restriction on Foreign Ownership of Voting Stock

Our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to the federal Transportation Act. In order to comply with this requirement, we maintain a Foreign Stock Record to keep track of transfers of our voting stock to non-U.S. citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If, at any time, we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of the total number of shares of our voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are not registered on the Foreign Stock Record shall not be entitled to vote until so registered.

Before any stockholder (including any natural person, as well as any corporation or other entity) of the Company is permitted to vote its shares at the Annual Meeting, that stockholder must complete and return a questionnaire (attached as Appendix A hereto) to establish its citizenship. If any stockholder is determined not to be a U.S. citizen, that stockholder's stock will be registered on the Foreign Stock Record and voted in accordance with the Certificate of Incorporation, subject to the limitations and procedures described above.

Dissenters' Rights

Under Delaware law, you are not entitled to any dissenters' rights with respect to the approval of the proposals described in this Proxy Statement.

Revocability of Proxy

Giving the enclosed proxy does not preclude your right to vote in person if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Secretary in writing, by giving us a later-dated proxy, or by attending the Annual Meeting and voting in person.

Background Information for Following Proposals

The Company, which was incorporated in April 2002 under the laws of the State of Delaware, is a holding company. Its wholly-owned subsidiary, Hawaiian Airlines, Inc. ("Hawaiian"), was incorporated in January 1929 under the laws of the Territory of Hawaii and, based on the number of scheduled miles flown by revenue passengers (known as revenue passenger miles) in 2004, is the largest airline headquartered in Hawaii. The Company became the parent of Hawaiian on August 29, 2002, pursuant to a corporate restructuring. As a result of the corporate restructuring and actions taken subsequent thereto, the Company's primary asset is its sole ownership, indirectly, of all issued and outstanding shares of the common stock of Hawaiian. On March 21, 2003, Hawaiian filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Chapter 11 Filing") in the United States Bankruptcy Court for the District of Hawaii (the "Bankruptcy Court"). The Company did not file for relief under Chapter 11 of the Bankruptcy Code. On May 30, 2003, a trustee was selected to serve in connection with the Chapter 11 Filing and operate Hawaiian, which has continued to operate its business under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The initial trustee has since resigned and been replaced by a duly appointed substitute trustee (the "Trustee"). The appointment of the Trustee effectively served to divest operational and financial control of Hawaiian from the officers and directors of the Company, and severed the availability of funds needed by the Company to support its efforts to meet its ongoing obligations, including its reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since we have not controlled Hawaiian from the time a trustee was appointed in May 2003, the disclosure contained in this Proxy Statement regarding the operations of Hawaiian is limited and based only upon our best knowledge of such operations. Effective as of April 1, 2003, the Company deconsolidated Hawaiian for financial reporting purposes and accounted for its ownership of Hawaiian using the cost method of accounting. As a result, for financial reporting purposes, the Company currently is, and has been throughout 2004, a holding company with no business operations or properties. Accordingly, as used in this Proxy Statement, the terms "Company", "we", "our", and "us" refer to Hawaiian Holdings, Inc. only.

The Company, the Trustee, the Official Committee of Unsecured Creditors of Hawaiian, HHIC, Inc., a wholly-owned subsidiary of the Company ("HHIC"), and RC Aviation, LLC ("RC Aviation") (which is currently the largest stockholder of the Company) have filed an amended joint plan of reorganization (the "Joint Plan") to provide for Hawaiian to emerge from bankruptcy. The Joint Plan provides for payment in full of all allowed claims, including unsecured claims. The Joint Plan also provides for the merger of Hawaiian into HHIC, with HHIC to be the surviving entity but to change its name to Hawaiian Airlines, Inc., a Delaware corporation. We will retain our equity interest in Hawaiian; however, in connection with the Joint Plan, we will be required to issue shares of Common Stock to creditors of Hawaiian to help fund the Joint Plan, resulting in a dilution of the ownership interest of our existing common stockholders. We anticipate that Hawaiian will emerge from bankruptcy in the latter half of May 2005 (the "Effective Date"). However, we cannot provide any assurance that the Joint Plan can be consummated successfully and that we will regain full control of Hawaiian.

We have obtained the necessary approvals and arranged the necessary financing in order to consummate the Joint Plan, with the exception of the Air Line Pilots Association ("ALPA") (as described below). The financing we have arranged is contingent upon Hawaiian's ultimate emergence from bankruptcy protection and negotiation and execution of final documentation. The occurrence of certain events prior to Hawaiian's emergence from bankruptcy (including the inability to resolve the outstanding ALPA issues) could result in the arranged financing not being available to us and Hawaiian, which might prevent us from consummating the Joint Plan and therefore delay or prevent Hawaiian's emergence from bankruptcy.

The Joint Plan was accepted by more than the required two-thirds of the dollar amount of eligible claims and more than the required one-half of the number of claims from each class of creditors entitled to vote on the Joint Plan. At the conclusion of the confirmation hearing for the Joint Plan on March 11, 2005, the Bankruptcy Court concluded that all of the requirements for confirmation had been met and that findings of fact and conclusions of law and an order would be entered following ratification of the proposed agreements with The Association of Flight Attendants ("AFA") and ALPA.

On or about February 19, 2005, a final proposed agreement was reached with the negotiating committee of AFA, and on March 14, 2005, the agreement was ratified. On March 14, 2005, a final proposed agreement (the "Proposed ALPA Agreement") was reached with the negotiating committee of ALPA, but the members of ALPA did not ratify the Proposed ALPA Agreement. Consequently, on March 29, 2005, the Trustee's motion to impose an agreement on ALPA pursuant to Section 1113 of the Bankruptcy Code commenced before the Bankruptcy Court, but was not completed. The hearing was continued to April 13, 2005 and was completed on April 15, 2005. The Bankruptcy Court did not rule at the conclusion of the hearing. On April 28, 2005, Hawaiian reached an agreement with ALPA, which will be submitted to ALPA for ratification within the next two weeks. The Trustee will ask the Bankruptcy Court to defer its decision until after ratification vote is taken. The Company can provide no assurance that the Bankruptcy Court will rule in favor of Hawaiian and that the Company will regain control of Hawaiian in the near future.

Financing Arrangements

The Trustee, the Company and RC Aviation entered into a Restructuring Support Agreement, dated as of August 26, 2004 (the "Restructuring Support Agreement"), pursuant to which we and RC Aviation agreed to raise the funding necessary to meet the distribution and payment obligations under the Joint Plan and to ensure that Hawaiian has at least the minimum amount of cash required by the Joint Plan. The Joint Plan provides that the minimum unrestricted cash on hand at Hawaiian on the Effective Date will be at least $70 million. In order to fund these obligations under the Joint Plan, we and RC Aviation have the flexibility to utilize one or more sources of financing, including the following: the issuance of up to $150 million of new debt by Hawaiian, such as new notes and/or a senior secured loan facility, the proceeds of a rights offering to our existing stockholders, or the proceeds of the sale of a new series of our preferred stock to RC Aviation. We and RC Aviation have elected to finance the Joint Plan with a $50 million senior secured credit facility together with approximately $100 million of convertible senior notes as more fully described below.

Subject to the final completion of the negotiations and satisfaction of the conditions to closing, on the Effective Date, the Company as guarantor, expects to enter into a three-year credit agreement (the "Credit Agreement") with Hawaiian, as borrower, and Wells Fargo Foothill, Inc., D.B. Zwirn Special Opportunities Fund, L.P., Bernard National Loan Investors Ltd. and certain other lenders. The Credit Agreement will provide Hawaiian with a $50 million facility comprised of (i) a $25 million revolving line of credit, subject to availability under a borrowing base formula based on Hawaiian's eligible accounts receivable, eligible spare parts, eligible ground equipment and collections, with a $15 million sublimit for letters of credit and up to $5 million in swing loans and (ii) a $25 million term loan.

Subject to the final completion of the negotiations and satisfaction of the conditions to closing, on the Effective Date, we intend to issue approximately $100 million aggregate principal amount of Convertible Senior Notes due 2010 (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture"), dated the Effective Date, by and among the Company, as issuer, and The Bank of New York, as trustee, and sold pursuant to a purchase agreement, dated the Effective Date, by and among the Company, as issuer, Hawaiian, as guarantor, and the purchasers named therein. The Notes will be subordinate to the Company's secured indebtedness and will be guaranteed by Hawaiian. The Notes will be convertible at any time in whole or in part at the option of the holders into Common Stock at an initial conversion rate which is to be determined, but at a premium to market, subject to certain anti-dilution protections. Upon conversion, we will also pay the holders accrued interest as of the date of conversion and an amount equal to 50% of the remaining prospective interest from the date of conversion through maturity (together, the "Make Whole Payment"). In the event of a conversion caused by a certain non-public change of control (as defined in the Indenture), the enhanced Make Whole Payment (the "Enhanced Make Whole Payment") will be the greater of the Make Whole Payment that would have been payable had such change of control not occurred or a percentage to be determined of the principal amount of the Note; provided that, if the conversion occurs on or after March 25, 2009, the Enhanced Make Whole Payment shall be a percentage to be determined of the principal amount of the Note. The Make Whole Payment will be payable in cash and/or Common Stock. The Notes will contain provisions suspending the holder's right of conversion to the extent that such conversion would result in such holder owning in the aggregate more than 9.9% of the Common Stock.

It is currently anticipated that a portion of the Notes (the "Second Tranche Notes") will not initially be convertible into Common Stock as the Company will not have a sufficient number of authorized shares of Common Stock unless and until it receives shareholder approval of Proposal No. 1 contained herein. Accordingly, the Company anticipates that the Second Tranche Notes will contain terms that are different than the other Notes to address the fact that they cannot be converted into Common Stock, unless and until approval of Proposal No. 1 is obtained, including compensation for the nonconvertibility of the Notes if Proposal No. 1 is not approved by the shareholders. If the Company cannot negotiate acceptable terms for the Second Tranche Notes, it could consider a delay in the issuance of the Second Tranche Notes until after the approval of Proposal No. 1 or a delay in the Effective Date. The Company has some flexibility in delaying the issuance of the Second Tranche Notes as a portion of the funds is dedicated to working capital and is not essential to the business. A delay in the Effective Date would require the consent of the Trustee which may not be possible to obtain.

While we have no formal financing commitments for the Credit Agreement or the Notes and final terms of the financing agreements, including pricing terms, are subject to final negotiation, the financing documentation is substantially complete. We believe that we will be able to complete the required financing transactions necessary to fund the Joint Plan, subject to ratification of the agreement with ALPA and assuming no material deterioration in market conditions. There can be no assurance, however, that we can successfully consummate such financings. In the event that such financings are not available, we will utilize the funds available under the Restructuring Support Agreement.

RC Aviation, LLC Transactions

On June 14, 2004, RC Aviation purchased ten million shares of Common Stock from AIP, LLC ("AIP"), the entity which was formerly a control person of the Company, reducing AIP's ownership of the Company to approximately 14 percent of the outstanding Common Stock. Also as part of the purchase, John W. Adams ("Mr. Adams") resigned as the Company's Chairman and Chief Executive Officer, and RC Aviation and AIP entered into a stockholders agreement, under which, among other things, AIP agreed to cause (a) the directors that AIP had previously designated to our Board of Directors to resign, with the exception of Gregory S. Anderson, and (b) Lawrence S. Hershfield and Randall L. Jenson (the "RC Designees") to be appointed to our Board of Directors. AIP also agreed, among other things, to vote all of its Common Stock and Series A Special Preferred Stock (a) in favor of the election, as members of our Board of Directors, of persons identified by RC Aviation for nomination or so nominated in accordance with our Certificate of Incorporation and our Amended Bylaws, (b) to otherwise effect the intent of the stockholders agreement, which is to cause the RC Designees to become members of our Board of Directors, and (c) to otherwise vote such equity securities at the direction of RC Aviation.

On December 30, 2004, the Company, AIP and related parties entered into an agreement pursuant to which the four shares of the aforementioned Series A Special Preferred Stock held by AIP were cancelled.

RC Aviation has purchased certain aircraft leasing claims from creditors of Hawaiian. Pursuant to the Joint Plan, RC Aviation elected to receive cash equal to fifty percent (50%) of the claims and Common Stock equal to fifty percent (50%) of the claims. RC Aviation has informed us of its present intention to distribute, prior to the Effective Date, these claims to its members who funded the purchase price of those claims. In addition, RC Aviation has advised us that it intends to distribute to its members, prior to the Effective Date, the ten million shares of our Common Stock it currently holds. RC Aviation has advised us that it does not currently expect such members to constitute a group or otherwise act in concert.

RC Aviation will receive shares of Common Stock valued at $6.16 per share in connection with 50% of the lease-related claims it controls under the Joint Plan. If necessary to make distributions to holders of claims and to satisfy the minimum cash requirement under the Joint Plan, RC Aviation may defer the cash portion that it is to receive in connection with the remaining 50% of the lease-related claims it controls and instead accept a six-month note if the reorganized Hawaiian does not have sufficient cash to pay all obligations due on the Effective Date and retain at least $70 million in unrestricted cash. Based on current information, it does not appear that this will be necessary and it appears likely that RC Aviation will receive 50% of these claims in cash and 50% in Common Stock, assuming successful consummation of the Credit Agreement and Note financing transactions.

We have the right to borrow up to $3.5 million from RC Aviation for the purpose of funding the ongoing expenses of defending our rights in the Hawaiian bankruptcy case.

On the Effective Date, we will issue a warrant (the "Warrant") to RC Aviation as required pursuant to an agreement between RC Aviation and us dated August 24, 2004 in which RC Aviation and its members entered into a firm commitment to (a) provide funds to purchase up to $175 million of lease claims at an agreed upon discount, (b) provide up to $60 million if required to fund the Joint Plan and (c) fund a tender offer for all Class 4 claims, estimated at the time to require approximately $38 million, in the event the Joint Plan was not consummated by March 31, 2005, which the Trustee and RC Aviation have extended until May 13, 2005. If we require RC Aviation to fund the up to $60 million in connection with the Joint Plan, the funding will occur, based upon current circumstances, through the issuance of a new series of our nonvoting convertible preferred stock, providing for dividends at the rate of 5% per annum, payable at our option in cash or in kind. If in kind, the holder may elect to receive preferred stock or Common Stock. The preferred stock would be convertible into Common Stock on or after the twelve month anniversary of the issuance date at a price per share based on then current market conditions, but not in excess of $6 per share. The preferred stock would be mandatorily redeemable in cash five years from the issue date. We would be required to use our best efforts to redeem the preferred stock, at 105% of its face amount, prior to the twelve month anniversary of issuance out of the proceeds of a rights offering of Common Stock. RC Aviation would receive a commitment fee.

The Warrant will entitle its holder to purchase 100 shares of our Series E Special Preferred Stock. The Series E Special Preferred Stock will have an aggregate liquidation preference equal to the Black Scholes valuation of the Common Stock Warrant (as defined below). The Series E Special Preferred Stock will be nonvoting, but will participate in dividends, distributions, mergers and similar events, liquidation, dissolution or winding up of the Company (all such participation events being referred to as a "Distribution Event") in an amount equal to the greater of the liquidation preference of the Series E Special Preferred Stock and the amount that would be received based upon participation with the Common Stock on a pro rata basis. Upon the receipt of stockholder approval of an increase in the number of authorized shares of Common Stock as described in Proposal No. 1 hereof, the Warrant shall be automatically exchanged for a warrant (the "Common Stock Warrant") entitling the holder to purchase 5% of our fully diluted Common Stock (upon giving effect to all securities issued upon the Effective Date), at an exercise price of $7.20 per share, subject to adjustment for certain anti-dilutive events. If the increase in the number of authorized shares of Common Stock as described in Proposal No. 1 hereof is not approved, the Warrant will be exercisable for Series E Special Preferred Stock at any time after the earlier of (a) six months from the issue date or (b) the record date for a Distribution Event.

In addition, if RC Aviation is required to fund the up to $60 million referred to above, it will be entitled to receive a commitment fee in the form of an additional warrant on the terms described above exercisable for 1% of the outstanding Common Stock on a fully diluted basis, for each $12 million of preferred stock purchased by it.

PROPOSAL NO. 1:    APPROVAL OF AMENDMENT TO CHARTER

On April 27, 2005, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Amendment") to the Certificate of Incorporation to increase the number of authorized shares of our capital stock from 62,000,000 of which 60,000,000 are designated as Common Stock and 2,000,000 are designated as Preferred Stock to 120,000,000 shares of which 118,000,000 will be designated as Common Stock and 2,000,000 will be designated as Preferred Stock. The Amendment requires the affirmative vote of a majority of the shares of Common Stock and Special Preferred Stock present, in person or by proxy, at the Annual Meeting. See Appendix A-1 hereto.

As of April 29, 2005, 30,751,227 shares of Common Stock were issued and outstanding, 1,514,003 shares were reserved for issuance upon the conversion of outstanding shares of the Special Preferred Stock and stock options and 1,629,500 shares were reserved for the issuance of grants under the Company's existing stock option and incentive plans. Therefore, of the 60,000,000 shares of Common Stock currently authorized by the Certificate of Incorporation, approximately 26,105,270 shares of Common Stock are presently available for general corporate purposes. As of April 29, 2005, one share each of the Series B Special Preferred Stock, the Series C Special Preferred Stock and the Series D Special Preferred Stock was issued and outstanding. As of April 29, 2005, 100 shares of the Series E Special Preferred Stock had been authorized for issuance. See "RC Aviation, LLC Transactions."

If the Joint Plan is consummated, we will issue an aggregate of approximately 14,124,000 shares of Common Stock to creditors of Hawaiian in satisfaction of certain claims. We will also need to have reserved for issuance an indeterminate number of additional shares of Common Stock upon the conversion of the Notes. It is currently anticipated that the Second Tranche Notes will not initially be convertible into Common Stock as the Company will not have a sufficient number of authorized shares of Common Stock unless and until it receives shareholder approval of the Amendment. The Second Tranche Notes are expected to contain terms which would compensate the noteholders for the nonconvertibility of the Notes if the Amendment is not approved. Those terms could include certain entitlements of the holders of the Notes, such as the right to put their Notes back to the Company and/or to participate in distributions on sale and liquidation of the Company which adversely affect the value of the Common Stock. If the Company cannot negotiate acceptable terms for the Second Tranche Notes, it will consider certain alternatives. See "Financing Arrangements." Therefore, we would not have sufficient shares of Common Stock available for any other purpose, including the exchange of the Warrant for the Common Stock Warrant described above in "RC Aviation, LLC Transactions." In addition, if the 2005 Stock Incentive Plan described in Proposal No. 2 hereof is approved, we will need to have reserved an aggregate of 8,000,000 shares of Common Stock for the issuance of grants thereunder.

The additional shares of Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock. If the Amendment is approved, the Warrant to be issued to RC Aviation, which would otherwise have been exercisable for Series E Special Preferred Stock, will be automatically exchanged for the Common Stock Warrant. Approval of the Amendment and issuance of the additional authorized Common Stock would not otherwise affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the Amendment is not approved, the Warrant will be exercisable for Series E Special Preferred Stock, as described above in "RC Aviation, LLC Transactions." In addition, if the Amendment is not approved, the 2005 Stock Incentive Plan will not become effective. Issuance of the Series E Special Preferred Stock would affect the rights of the holders of currently outstanding Common Stock insofar as holders of shares of Series E Special Preferred Stock would have priority rights with respect to payments made upon a Distribution Event. The Series E Special Preferred Stock will rank pari passu with the outstanding Special Preferred Stock with respect to dividends and distributions.

The Board of Directors desires to have additional authorized shares of capital stock in order to have sufficient shares of Common Stock available for the exchange of the Warrant for the Common Stock Warrant, as well as for future business and financial purposes. The Board of Directors recommends the increase in authorized shares of capital stock in order to allow for the issuance of the Common Stock Warrant and to provide a sufficient reserve of shares for our present and future needs and growth. The increase in authorized shares would also allow for the issuance of an aggregate of 8,000,000 shares pursuant to grants under the 2005 Stock Incentive Plan, which is the subject of Proposal No. 2 hereof. The additional shares may be issued at the discretion of the Board of Directors without further stockholder approval (subject to certain provisions of Delaware law and the rules of the AMEX and PCX), in connection with the transactions described above and for various other general corporate purposes, including (without limitation) raising capital and providing incentives to employees, officers, directors and other persons expected to provide significant services to us.

The increase in the number of authorized shares of capital stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in our control without further action by the stockholders. Shares of authorized and unissued capital stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in our control more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of capital stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.

We are not presently aware of any pending or proposed transaction involving a change in our control, other than the transactions described in "Changes in Control" below. While it may be deemed to have potential anti-takeover effects, the proposed Amendment to increase the number of shares of authorized capital stock is not prompted by any specific effort or takeover threat currently perceived by management.

Interest Of Certain Persons In Matter To Be Acted Upon

Lawrence S. Hershfield ("Mr. Hershfield"), our Chairman of the Board, Chief Executive Officer and President and Randall L. Jenson ("Mr. Jenson"), our Chief Financial Officer, Treasurer and Secretary and a director of the Company, are executive officers of RC Aviation Management, LLC, the managing member of RC Aviation. Upon approval of this Proposal, RC Aviation will automatically receive the Common Stock Warrant in exchange for the Warrant, which will entitle it to purchase 5% of our fully diluted Common Stock. RC Aviation directly owns of record and beneficially ten million shares of Common Stock. Mr. Hershfield, as the controlling member of RC Aviation Management, LLC, has the power to vote the shares of Common Stock beneficially owned by RC Aviation and its members pursuant to agreements among the members. Pursuant to a Stockholders Agreement between RC Aviation and AIP, RC Aviation has the power to vote the 2,159,403 shares of Common Stock owned by AIP. The 12,159,403 shares owned or controlled by RC Aviation and RC Aviation Management, LLC represent 39.5% of Common Stock. Therefore, Messrs. Hershfield and Jenson have an interest in the approval of this Proposal, given their interests in RC Aviation Management, LLC and RC Aviation.

In addition, all of the officers and directors of the Company have an interest in this Proposal insofar as approval of this Proposal will facilitate the approval of the 2005 Stock Incentive Plan, which is the subject of Proposal No. 2 hereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 120,000,000 SHARES. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

PROPOSAL NO. 2:    APPROVAL OF 2005 STOCK INCENTIVE PLAN

On April 27, 2005, the Board of Directors adopted, subject to stockholder approval, the 2005 Stock Incentive Plan of Hawaiian Holdings, Inc. (the "Plan").

The Board of Directors adopted the Plan, rather than continuing to issue stock-based awards under the 1996 Stock Incentive Plan and the 1996 Nonemployee Director Stock Option Plan (the "Existing Plans"), because the Existing Plans will expire in 2006 and there are only 1,629,500 shares of Common Stock available for issuance under the Existing Plans. In addition, the 1994 Stock Option Plan, pursuant to which grants of stock options were made to officers and key employees of the Company, expired by its terms on September 12, 2004. The Board of Directors believes that, like the Existing Plans, the Plan will further the interests of the Company and its stockholders by providing long-term performance incentives to those employees, non-employee directors, contractors and consultants of the Company who are largely responsible for the management, growth and protection of its business. The Plan will allow for the issuance of 8,000,000 shares of Common Stock, which includes the 1,629,500 shares to be rolled over from the Existing Plans and 6,370,500 additional shares of Common Stock (the "Additional Shares"). Upon the approval of Proposal No. 2, the Existing Plans will be superceded by the Plan. The affirmative vote of a majority of the shares of Common Stock and Special Preferred Stock present at the Annual Meeting, in person or by proxy, is necessary for the approval of the Plan, which includes the rollover of 1,629,500 shares of Common Stock from the Existing Plans and the Additional Shares. Unless such vote is received, the Plan will not become effective. In addition, the approval of the Amendment to increase the number of authorized shares of the Company's capital stock described in Proposal No. 1 hereof is necessary for the Plan to become effective and to include the Additional Shares contemplated for issuance. The complete text of the Plan is set forth in Appendix B hereto. The following description of the Plan is qualified in its entirety by reference to Appendix B:

Administration; Eligibility; Shares Available for Issuance; Limitations on Issuance.    The Plan will be administered by the Compensation Committee. The Compensation Committee is authorized from time to time to select and to grant awards under the Plan to such key employees, contractors and consultants of the Company and its subsidiaries as the Compensation Committee, in its discretion, selects. The Compensation Committee is authorized to delegate any of its authority under the Plan (including the authority to grant awards) to such executive officers of the Company as it thinks appropriate and as permitted by Rule 16B-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Shares granted under the Plan will be made available from unissued Common Stock or from Common Stock held in treasury. The Existing Plans authorized the Company to issue a total of 5,000,000 shares of Common Stock. As of April 27, 2005 (the date that the Plan was approved by the Board of Directors), 1,629,500 shares of Common Stock were available for issuance under the Existing Plans. The aggregate number of shares of Common Stock issuable under the Plan is equal to that same 1,629,500 shares of Common Stock (which will be rolled over), plus the Additional Shares. The Plan also imposes the following limitations on awards issued under the Plan: (i) the maximum number of shares of Common Stock that may be granted as awards to any participant in any fiscal year shall not exceed 1,500,000 shares; (ii) the maximum amount of cash or cash payments that may be granted as awards in any fiscal year shall not exceed $100,000; and (iii) the maximum number of dividend rights that may be granted as awards to any participant in any fiscal year shall not exceed dividend rights with respect to 1,500,000 shares. The shares of Common Stock subject to the Plan and each limitation described above are subject to adjustment in the event of certain changes of capitalization as set forth in the section entitled "Adjustments upon Changes in Capitalization" of the Plan.

Options.    The Plan authorizes the Compensation Committee to grant to participants options to purchase Common Stock, which may be in the form of a non-statutory stock option or, if granted to an employee, in the form of an Incentive Stock Option (an "ISO"). The terms of all ISOs issued under the Plan will comply with the requirements of Section 422 of the Code. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. The Compensation Committee will determine the time an option may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether an option will be granted in tandem with other awards.

Director Options.    The Plan authorizes the Governance and Nominating Committee to grant and administer director options. The Plan provides for formula grants of options to directors as described below. Each director who is not compensated as an executive officer receives an option to purchase 5,000 shares of Common Stock at the time of the first regularly scheduled Board meeting after such director is appointed to the Board. Each such director also receives an annual grant of an option to purchase 10,000 shares of Common Stock (15,000 shares in the case of the Chairman of the Board) at the first regularly scheduled Board meeting of each fiscal year. The Plan authorizes the Governance and Nominating Committee to modify such formula grants.

Stock Appreciation Rights.    The Plan authorizes the Compensation Committee to grant to participants stock appreciation rights. A stock appreciation right entitles the grantee to receive upon exercise, the excess of (a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) the fair market value of the Common Stock at the time the stock appreciation right was granted. The Compensation Committee will determine the time a stock appreciation right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards.

Deferred Stock Units.    The Plan authorizes the Compensation Committee to grant to participants deferred stock units. A deferred stock unit is an award that entitles a participant to elect, at the discretion of the Compensation Committee, to defer receipt of all or a portion of a bonus, or a stock-based award or cash payment made pursuant to the Plan. No Common Stock will be issued at the time a deferred stock unit is granted. Rather, the Company will establish an account for the participant and will record in such account the number of deferred stock units granted to such participant (which units will be valued initially based upon the then-fair market value of the Common Stock). The Compensation Committee will also determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock.

Restricted Stock.    The Plan authorizes the Compensation Committee to grant to participants restricted Common Stock with such restriction periods, restrictions on transferability, and performance goals as the Compensation Committee may designate at the time of grant. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restriction period. Other than the restrictions on transfer, a participant will have all the rights of a holder of the shares of Common Stock, representing the restricted stock, including the rights to all distributions (including regular cash dividends) made or declared with respect to the restricted stock. If any such dividends are distributions paid in stock, the stock will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the stock has been distributed. Restricted stock will be forfeitable to the Company upon a participant's termination of employment during the applicable restricted period. The Compensation Committee, in its discretion, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any performance goal requirement upon the death, disability, retirement or otherwise of a participant.

Cash Payments.    The Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant cash payments to participants. These may be granted separately or as a supplement to any stock-based award.

Dividend Rights.    The Plan authorizes the Compensation Committee to grant dividend rights to participants, which rights entitle a participant to receive the dividends on Common Stock to which the participant would be entitled if the participant owned the number of shares of Common Stock represented by the dividend rights. Dividend rights may be granted separately or in tandem with any other awards. If a dividend right is granted in tandem with another award, it will lapse, expire or be forfeited simultaneously with the lapse, expiration or forfeiture of the other award. If the dividend right is granted separately, it will lapse, expire or be forfeited as the Compensation Committee determines.

Other Stock-Based Awards.    To permit the Compensation Committee the flexibility to respond to future changes in compensation arrangements, the Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant to participants such other stock-based awards as deemed by the Compensation Committee to be consistent with the purposes of the Plan. The Compensation Committee may determine the terms and conditions of such stock-based awards.

Terms of Awards.    The term of each award will be determined by the Compensation Committee at the time each award is granted, provided that the terms of options, stock appreciation rights and dividend rights may not exceed ten years. Awards granted under the Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the Compensation Committee may grant awards to participants (other than ISOs) that may be transferable without consideration to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.

Award Agreements.    All awards granted under the Plan will be evidenced by a written agreement that may include such additional terms and conditions not inconsistent with the Plan as the Compensation Committee may specify. Award agreements are not required to contain uniform terms or provisions.

Term of the Plan; Amendment and Adjustment.    No awards may be granted under the Plan after April 27, 2015. The Plan may be terminated by the Board of Directors at any time, but the termination of the Plan will not adversely affect awards that have previously been granted. In addition, the Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Compensation Committee's authority to grant awards under the Plan without the consent of the Company's stockholders or participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Plan may be considered to be a "nonqualified deferred compensation plan" under newly enacted Section 409A of the Code. Therefore, it is expected that the Board of Directors will exercise its authority to amend the Plan to comply with forthcoming rules implementing Section 409A of the Code, and those amendments are not likely to require approval by the Company's stockholders.

Interest Of Certain Persons In Matters To Be Acted Upon

Each of our directors who is not compensated as an executive officer (including Mr. Jenson, our Chief Financial Officer, Treasurer and Secretary) will receive options for 10,000 shares on an annual basis, with the exception of the Chairman of the Board (Mr. Hershfield) who will receive options for 15,000 shares on an annual basis. Upon joining the Board, each new director who is not compensated as an executive officer will receive options for 5,000 shares.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments.

ISOs.    A participant who is granted an ISO will not recognize any compensation income upon the grant or exercise of the ISO. However, upon exercise of the ISO, the excess of the fair market value of the shares of the Common Stock on the date of exercise over the option exercise price will be an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax. If an optionee holds the Common Stock acquired upon the exercise of an ISO for at least two years from the date of grant of the ISO and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such Common Stock will be taxed as capital gain. If the optionee disposes of the Common Stock acquired pursuant to the exercise of an ISO before satisfying these holding periods (a so-called "disqualifying disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income recognized on a disqualifying disposition generally will equal the amount by which the fair market value of the Common Stock on the exercise date or the amount realized on the sale of the Common Stock (whichever is less) exceeds the exercise price. The balance of any gain (or any loss) realized upon a disqualifying disposition will be long-term or short-term capital gain (or loss), depending upon whether the Common Stock has been held for more than one year following the exercise of the ISO. If an optionee (with the authorization of the Compensation Committee) pays the exercise price of an ISO in whole or in part with previously-owned shares of Common Stock that have been held for the requisite holding periods, the optionee will not recognize any compensation income, or gain or loss upon the delivery of shares of Common Stock in payment of the exercise price. The optionee will have a carryover basis and a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered to the Company. The basis in the number of shares of Common Stock received in excess of the number of shares delivered to the Company will be equal to the amount of cash (or other property), if any, paid on the exercise. The holding period of any shares received in excess of the number of shares delivered to the Company will begin on the date the ISO is exercised. Where an optionee pays the exercise price of an ISO with previously-owned shares of Common Stock that have not been held for the requisite holding periods, the optionee will recognize compensation income (but not capital gain) when the optionee delivers the previously-owned shares in payment of the exercise price under the rules applicable to disqualifying dispositions. The optionee's basis in the shares received in exchange for the previously-owned shares delivered will be equal to the optionee's basis in the previously-owned shares delivered, increased by the amount included in gross income as compensation income, if any. The optionee will have a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered. The optionee's tax basis for the number of new shares received will be zero, increased by the amount of cash (or other property) paid, if any, on the exercise. The holding period of the new shares received will begin on the date the ISO is exercised. For purposes of the special holding periods relating to ISOs, the holding periods will begin on the date the ISO is exercised. The Company will not be entitled to any tax deduction upon the grant or exercise of an ISO or upon the subsequent disposition by the optionee of the shares acquired upon exercise of the ISO after the requisite holding period. However, if the disposition is a disqualifying disposition, the Company generally will be entitled to a tax deduction in the year the optionee disposes of the Common Stock in an amount equal to the compensation income recognized by the optionee.

Non-statutory Stock Options.    A participant who is granted a non-statutory stock option will not recognize any compensation income upon the grant of the option. However, upon exercise of the option, the difference between the amount paid upon exercise of the option (which would not include the value of any previously-owned shares delivered in payment of the exercise price) and the fair market value of the number of shares of Common Stock received on the date of exercise of the option (in excess of that number, if any, of the previously-owned shares delivered in payment of the exercise price) will be compensation income to the optionee. The shares of Common Stock received upon exercise of the option which are equal in number to the optionee's previously-owned shares delivered will have the same tax basis as the previously-owned shares delivered to the Company, and will have a holding period that will include the holding period of the shares delivered. The new shares of Common Stock acquired upon exercise will have a tax basis equal to their fair market value on the date of exercise, and will have a holding period that will begin on the day the option is exercised. In the case of an optionee who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company generally will be entitled to a tax deduction in the year the option is exercised in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition by an optionee of the Common Stock acquired upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's tax basis in the Common Stock sold, which will be long-term or short-term, depending on the period for which the Common Stock was held.

Stock Appreciation Rights.    A participant who is granted a stock appreciation right will not recognize any compensation income upon grant. At the time the stock appreciation right is exercised, however, the participant will recognize compensation income equal to the amount of cash and the fair market value of any Common Stock received. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the stock appreciation right is exercised in an amount equal to the compensation income recognized by the participant.

Deferred Stock Units.    A participant who is granted a deferred stock unit will not recognize any compensation income upon grant. The participant will recognize compensation income equal to the amount of cash and the fair market value of the Common Stock delivered to the participant in settlement of the deferred stock units. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the deferred stock unit is settled in an amount equal to the compensation income recognized by the participant.

Restricted Stock.    A participant who is granted restricted stock which is "nontransferable" and subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, will not, unless the participant makes the election described below, recognize any income upon the receipt of the Common Stock. However, at the times at which Common Stock is first transferable or the risk of forfeiture expires, the participant will recognize compensation income on the then fair market value of Common Stock. Furthermore, while the Common Stock remains restricted, any dividends paid on the Common Stock will be treated as compensation income to the participant and will be deductible by the Company as a compensation expense. A participant who is granted restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the Common Stock received taxed as compensation income on the date granted, with the result that any future appreciation (or depreciation) in the value of the shares of Common Stock granted will be taxed as capital gain or loss upon a subsequent sale or exchange of the shares. A Section 83(b) Election must be made within 30 days of the date the restricted stock is granted. Any compensation income a participant recognizes from a grant of restricted stock will be subject to income and employment tax withholding. The Company will be entitled to a deduction in the same amount and in the same year as the compensation income recognized by the participant.

Cash and Dividend Payments.    A participant will recognize compensation income upon receipt of any cash pursuant to any award, including as a dividend right. If the participant is an employee of the Company, the cash payment will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction for the payment in an amount equal to the compensation income recognized by the participant.

Parachute Payments.    All or part of an award which becomes payable or which vests by reason of a change of control may constitute an "excess parachute payment" within the meaning of Section 280G of the Code. The amount of the award received by a participant constituting an excess parachute payment would be subject to a 20% non-deductible excise tax, and that amount of compensation income would not be deductible by the Company.

Certain Limitations on Deductibility of Executive Compensation.    Section 162(m) of the Code generally disallows a tax deduction for the annual compensation in excess of $1 million paid to each of the chief executive officer and the other four most highly compensated officers of a company. Compensation which qualifies as performance-based compensation is not included in applying this limitation. Under the Plan, the Compensation Committee may, but is not required to, grant awards that satisfy the requirements to constitute performance-based compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

PROPOSAL NO. 3:    ELECTION OF DIRECTORS

The Board of Directors consists of six (6) directors, four (4) of whom are independent directors. The Board of Directors has affirmatively determined that Mr. Gregory S. Anderson ("Mr. Anderson"), Mr. Bert T. Kobayashi, Jr. ("Mr. Kobayashi"), Mr. Donald J. Carty ("Mr. Carty") and Admiral Thomas B. Fargo ("Admiral Fargo") are independent as defined by the listing standards of the AMEX, the PCX and the applicable rules of the Securities and Exchange Commission ("SEC").

Six (6) directors will be re-elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. On the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Mr. Hershfield, Mr. Jenson, Mr. Anderson, Mr. Kobayashi, Mr. Carty and Admiral Fargo for re-election to the Board at the Annual Meeting. The nominees are currently members of the Board of Directors, and have agreed to being named in this Proxy Statement and to continue to serve if elected. In the event that any of the nominees is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee's biographical information below.

Information Regarding Director Nominees

The name, age, present principal occupation or employment and five-year employment history of each of the director nominees, all of whom are current directors of the Company, are set forth below. Each is a citizen of the United States. Unless otherwise noted, the business address of each person listed below is 12730 High Bluff Drive, Suite 180, San Diego, CA 92130 and the telephone number at that address is (858) 523-0219.

Name and Age	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Lawrence S. Hershfield, 48	Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield was appointed as our Chief Executive Officer and President on June 14, 2004. He has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets of companies, since October 2002. Since June 2004, he has been the Chief Executive Officer and President of RC Aviation Management, LLC, the managing member of RC Aviation. From August 2001 to September 2002, he was Chief Executive Officer and a Director of FINOVA Group Inc., a financial services company. From February 2001 to August 2001, Mr. Hershfield was Berkadia's Liaison to FINOVA. Berkadia is a joint venture formed by Leucadia National Corporation and Berkshire Hathaway to oversee and fund FINOVA's reorganization. From 1996 to 1998, Mr. Hershfield served as Chief Executive Officer, President and as a director of Pepsi International Bottlers. From 1995 to September 2002, Mr. Hershfield was President of Leucadia International Corporation, a wholly-owned subsidiary of Leucadia National Corporation. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981).
Randall L. Jenson, 36	Mr. Jenson has been a member of our Board of Directors since July 2004. Mr. Jenson was appointed as our Chief Financial Officer, Treasurer and Secretary on June 14, 2004. He is co-founder and Managing Director of Ranch Capital, LLC, which was formed in 2002 to pursue investments in undervalued or distressed assets of companies. Since June 2004, he has been the Vice President and Secretary of RC Aviation Management, LLC, the managing member of RC Aviation. From May 1997 to October 2002, he served in various capacities in or at the direction of Leucadia National Corporation. From August 1999 to April 2002, Mr. Jenson served as the President and Chief Executive Officer of American Investment Bank N.A., a wholly-owned subsidiary of Leucadia National Corporation. He served as a director of the bank from August 1998 to April 2002, and from May 1997 to August 1999, served as Senior Vice President. Mr. Jenson received a B.A. in Accounting from the University of Utah (1991), and has an M.B.A. from Harvard University, Graduate School of Business Administration (1997).
Gregory S. Anderson, 48	Mr. Anderson has been a member of our Board of Directors since 2002. Since 2004, Mr. Anderson has been chairman, president and chief executive officer of Valley Commerce Bank Corporation and Valley Commerce Bank, a commercial bank located in Phoenix, Arizona. From 2002 to 2004, he was president, chief executive officer and managing general partner of Glendora Hospital Partners and Glendora Holdings, a senior housing management and development company. From 1998 to 2002, he was president and chief executive officer of Quality Care Solutions Inc., an Arizona corporation that is a leading provider of healthcare payer software solutions. From 1985 to 1998, Mr. Anderson was general manager of El Dorado Investment Company, Arizona's then largest venture capital company. Mr. Anderson has served on numerous boards of both public and private companies. Currently, Mr. Anderson is a director of Sun Healthcare, Inc., Valley Commerce Bank and several civic boards. He is also the general partner of Glendora Holdings. Mr. Anderson has a B.S. in Finance from Arizona State University (1979) and has been certified by the Center for Executive Development at Stanford University School of Business. Mr. Anderson serves as a member of the Audit Committee and the Governance and Nominating Committee of the Board of Directors.

Name and Age	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Bert T. Kobayashi, Jr., 64	Mr. Kobayashi has been a member of our Board of Directors since December 2004. Mr. Kobayashi is senior partner of the law firm of Kobayashi, Sugita & Goda in Honolulu, Hawaii. He currently is director of the First Hawaiian Bank (1974 to present) and BancWest Corporation (1998 to present). Mr. Kobayashi also was a member of the Board of Directors of Western Airlines (from 1976 to 1986, when it was sold to Delta Airlines) and on the Board of Directors of Schuler Homes (from 1992 to 2001, when it merged with Western Pacific). He formerly sat as chairman of the State of Hawaii Judicial Selection Commission and currently is the President of the University of Hawaii Athletic Foundation. Mr. Kobayashi has a J.D. from Hastings College of Law and a B.A. from the University of Hawaii and Gettysburg College. Mr. Kobayashi serves as a member of the Audit Committee, the Governance and Nominating Committee and the Compensation Committee of the Board of Directors.
Donald J. Carty, 57	Mr. Carty has been a member of our Board of Directors since July 2004. Mr. Carty is the former Chairman of the Board and Chief Executive Officer of AMR Corporation, positions he held from 1998 until April 2003. From 1998 to 2002, Mr. Carty also held the position of President of AMR Corporation. From 1995 to 1998, he was President of American Airlines, Inc., a subsidiary of AMR Corporation. Mr. Carty held other executive level positions with AMR Corporation, American Airlines, Inc. or their subsidiaries from 1978 to 1995. Mr. Carty is also a director of Dell Inc., Sears, Roebuck and Co., CHC Helicopter Corp., and Solutioninc Technology LTD. Mr. Carty is a graduate of Queen's University in Kingston, Ontario, and of the Harvard University Graduate School of Business Administration. Mr. Carty serves as Chairman of the Audit Committee and a member of the Governance and Nominating Committee and the Compensation Committee of the Board of Directors.
Thomas B. Fargo, 56	Admiral Fargo has been a member of our Board of Directors since March 2005. Admiral Fargo recently retired as Commander U.S. Pacific Command, at Camp H.M. Smith, Hawaii. In that position, he was the senior U. S. Military commander in the Pacific and Indian Ocean areas, where he directed Army, Navy, Marine Corps and Air Force operations. He also commanded the United States Fifth Fleet and Naval Forces of the Central Command during two years of Iraqi contingency operations from July 1996 to July 1998 and served as the 29th Commander-in-Chief of the U.S. Pacific Fleet. Admiral Fargo is also a member of the Board of Directors of Hawaiian Electric Industries and the Board of Governors of Iolani School. He has accepted the chairmanship of Loea Corporation and Sago Systems, which are both subsidiaries of Trex Enterprises Corporation of San Diego, CA. Admiral Fargo is a graduate of the United States Naval Academy. Admiral Fargo serves as a member of the Compensation Committee of the Board of Directors.

Executive Sessions of the Board of Directors

The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is rotated among the independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. To our knowledge, based solely upon a review of the Section

16(a) reports furnished to us and the written representations of these reporting persons, these persons complied with all filing requirements in a timely fashion for fiscal year 2004, except that Mr. Kobayashi did not timely file a Form 3 in connection with his appointment as director in December 2004. This filing was made on March 11, 2005.

Meetings of the Board and Committees

The Board of Directors has established the following committees: the Audit Committee, the Governance and Nominating Committee and the Compensation Committee. On March 8, 2005, the Board of Directors adopted written charters for the Governance and Nominating and Compensation Committees, as well as an Amended and Restated Charter for the Audit Committee, which are included as Appendices C, D and E, respectively, hereto. Copies of these documents are also available upon written request to the Secretary of Hawaiian Holdings, Inc. at 12730 High Bluff Drive, Suite 180, San Diego, CA 92130-2075 or by calling (858) 523-0219. The Board held 15 formal meetings during the year ended December 31, 2004. Each director attended at least 75% of the meetings of the Board and Committee meetings that he was obligated to attend. Our policy regarding attendance at Board meetings is that we expect directors to make every effort to attend all Board meetings, recognizing that scheduling difficulties may at times arise. We did not hold an annual meeting during the year ended December 31, 2004.

Communications with the Board of Directors

Stockholders may send communications to the Board of Directors at the following address: 12730 High Bluff Drive, Suite 180, San Diego, California 92130, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director.

Audit Committee

We have established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee has three members: Mr. Carty, who was appointed to the Audit Committee as its chairman on August 23, 2004, Mr. Anderson and Mr. Kobayashi, who was appointed to the Audit Committee in December 2004. Pursuant to the Audit Committee charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of our independent auditors. Its principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitor the performance of the internal auditors, if any, and the independence, qualifications and performance of the independent auditors and pre-approve services provided by the independent auditors. The Board of Directors has determined that all of the members of the Audit Committee are independent, as that term is used under applicable rules of the SEC, the AMEX and the PCX. The Board has also determined that Mr. Carty satisfies the criteria set forth in Item 401(h) of Regulation S-K promulgated under the Exchange Act to serve as the "audit committee financial expert" on the Audit Committee. The Audit Committee met one time in 2004.

On June 18, 2003, Ernst & Young LLP ("Ernst & Young") resigned as our auditors, although Ernst & Young remained as the auditors for Hawaiian. We re-engaged Ernst & Young as our auditors on January 13, 2005. In light of the Chapter 11 Filing, the appointment of the Trustee, and our prior dependence on Hawaiian's resources for carrying out our operations, we were not able to engage an audit firm after June 18, 2003 and prior to January 13, 2005. Given the foregoing, subsequent to the Chapter 11 Filing, the Audit Committee has had few functions to perform during the periods in which we were unable to file periodic reports with the SEC. As previously disclosed, we have also received notification from the AMEX that we are not in compliance with certain continued listing standards including with respect to maintenance of an independent audit committee. We have continued to work with the AMEX to address matters related to our continued listing pending resolution of the Chapter 11 Filing. On January 21, 2005, the AMEX notified us that the AMEX would continue listing the Common Stock, so long as we take certain actions, including filing all delinquent periodic reports with the SEC on or before the date that our 2004 Form 10-K is due, and holding an annual meeting of stockholders as soon as practicable. On March 17, 2005, we filed a Form 12b-25, notifying the SEC that we would make a late filing of our Annual Report on Form 10-K. We filed our Annual Report and first, second and third Quarterly Reports for 2004 on March 31, 2005. We filed our Annual Report and second and third Quarterly Reports for 2003 on April 1, 2005.

On March 30, 2005, the Audit Committee issued the following report:

HAWAIIAN HOLDINGS, INC.
AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the Company's financial reporting process, its system of internal controls, its audit process and its process for monitoring compliance with laws and regulations. Each of the three Audit Committee members satisfies the definition of independent director as established in the AMEX and PCX Listing Standards and applicable SEC regulations. All members are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as that term is used in applicable SEC regulations and PCX listing standards, and is financially sophisticated, as that term is used in the AMEX listing standards. The Board of Directors has determined that Mr. Carty meets the SEC's criteria for Audit Committee financial experts.

The Audit Committee has reviewed the audited financial statements of the Company and discussed such statements with management. The Audit Committee has discussed with Ernst & Young, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees - AU Section 380).

The Audit Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and be filed with the SEC. The Audit Committee also appointed Ernst & Young to serve as the Company's independent auditors for the year 2005.

This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

AUDIT COMMITTEE:	Donald J. Carty, Chair Bert T. Kobayashi, Jr. Gregory S. Anderson

March 30, 2005

Governance and Nominating Committee

On November 30, 2004, the Board appointed Messrs. Anderson and Carty as the Governance and Nominating Committee of the Board. On March 8, 2005, Mr. Kobayashi was added as a member of the Governance and Nominating Committee. The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evalution of Board performance and processes and the independence of directors, and (ii) identify, select, evaluate and recommend to the Board qualified candidates for election or appointment to the Board. The Board has determined that all of the members of the Governance and Nominating Committee are independent, as that term is used under applicable rules of the SEC, the AMEX and the PCX.

The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievement in business, education or public service, experience (incuding management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board. The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. Stockholders should submit the candidate's name, credentials, contact information and his or her written consent to be considered as a candidate to the Governance and Nominating Committee in care of the Secretary of the Company at 12730 High Bluff Drive, Suite 180, San Diego, CA 92130 no earlier than 120 days or later than 90 days prior to the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder recommended candidates will be evaluated in the same manner as candidates nominated by any other person. We do not pay any fees to any third parties for assisting us with nominations and evaluations of candidates for director, nor do we obtain such services from third parties.

The Governance and Nominating Committee recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee also recommends to the Board of Directors the amount and form of compensation payable to the directors. In addition, the Governance and Nominating Committee is responsible for overseeing the implementation of, and periodically reviewing, our Corporate Governance Guidelines. The Governance and Nominating Committee met one time during 2004.

Compensation Committee

The Compensation Committee consists of three members: Mr. Carty, Mr. Kobayashi and Admiral Fargo, who were all appointed on March 8, 2005. The Board has determined that all of the members of the Compensation Committee are independent, as that term is used under applicable rules of the SEC, the AMEX and the PCX. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based and incentive compensation plans and policies. The Compensation Committee oversees the annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers' compensation based on the evaluations. The Compensation Committee will also administer the 2005 Stock Incentive Plan submitted to stockholders for approval in this Proxy Statement and will approve the grant of awards under the Plan. The Compensation Committee did not meet during 2004.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RE-ELECT THE SIX DIRECTORS THAT HAVE BEEN RENOMINATED TO THE BOARD OF DIRECTORS. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

COMPENSATION

The following Summary Compensation Table sets forth certain information regarding compensation paid for the last three fiscal years to our "named executive officers," who were our chief executive officers during fiscal year 2004 and our only other executive officer during fiscal year 2004 (collectively, our "named executive officers"). We have not paid our directors or executive officers any compensation subsequent to the Chapter 11 Filing in March 2003.

Following the Chapter 11 Filing and the appointment of the Trustee, all our then-existing executive officers who previously held similar positions at both the Company and Hawaiian, with the exception of Mr. Adams (who was our Chief Executive Officer from May 2002 to June 2004), resigned from their positions at the Company.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Long Term Compensation	Other Annual Compensation ($)
Lawrence S. Hershfield(1)	2004	—	—	—	—	—
President and Chief Executive Officer	2003	—	—	—	—	—
	2002	—	—	—	—	—
Randall L. Jenson(2)	2004	—	—	—	—	—
Chief Financial Officer,	2003	—	—	—	—	—
Treasurer and Secretary	2002	—	—	—	—	—
John W. Adams (3)	2004	—	—	—	—	—
Chairman of the Board,	2003	600,000	—	—	—	—
Chief Executive Officer and President	2002	525,000	—	—	—	—

(1)	On June 14, 2004, Mr. Hershfield was appointed President and Chief Executive Officer of the Company. Mr. Hershfield did not receive any compensation during 2004.

(2)	On June 14, 2004, Mr. Jenson was appointed Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Jensen did not receive any compensation during 2004.

(3)	On June 14, 2004, Mr. Adams resigned from all of his executive officer positions with the Company. Mr. Adams' annual salary was $600,000. Since the Chapter 11 Filing, however, Mr. Adams has not collected any salary from us.

Option Grants in Last Fiscal Year

During fiscal year 2004, no options were granted to any of the named executive officers under any option or incentive plan or otherwise.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth for each of our named executive officers (i) the aggregated options exercised in the last fiscal year, (ii) the number of shares underlying unexercised options at December 31, 2004 and (iii) the option values of unexercised in-the-money options at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year End Option Value

Named Executive Officers	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#)			Value of Unexercised In- The-Money Options At Fiscal Year-End ($)(1)
			Exercisable		Unexercisable	Exercisable	Unexercisable
Lawrence S. Hershfield	—	—	—		—	—	—
Randall L. Jenson	—	—	—		—	—	—
John W. Adams	—	—	250,000	(2)	—	0	—

(1)	The market price per share at December 31, 2004 was $6.83 per share.

(2)	According to a Schedule 13D filed by AIP, Mr. Adams and Jeffrey A. Smith on June 23, 2004, Mr. Adams entered into a privately negotiated transaction on June 21, 2004 pursuant to which he agreed to sell the 24,005 shares of Common Stock held in his individual capacity and, as soon as legally permitted, the remaining 250,000 shares of Common Stock represented by stock options held by him.

Long-Term Incentive Plans

We did not grant awards to the named executive officers under any long-term incentive plan in the last fiscal year.

Compensation of Directors

On March 24, 2005, the Board adopted a compensation policy for directors who are not compensated as executive officers, effective January 1, 2005, whereby each such director receives an annual retainer of $30,000 plus $1,500 for each meeting of the Board that he attends in person and $500 for each meeting he attends telephonically. The chairman of the Audit Committee receives an annual retainer of $10,000 and the chairmen of the Governance and Nominating Committee and the Compensation Committee each receive an annual retainer of $2,000. Upon joining the Board, each new director who is not compensated as an executive officer will receive options for 5,000 shares. In addition, each such director will receive options for 10,000 shares on an annual basis, with the exception of the Chairman of the Board who will receive options for 15,000 shares on an annual basis. All options shall have a fair market value on the date of grant, a ten year term and a vesting schedule of three years. Option grants shall begin subject to the approval by stockholders of the Plan, as described in Proposal No. 2 hereof.

Nonemployee directors are eligible to receive stock options under the terms of the 1996 Nonemployee Director Stock Option Plan. At its discretion, the Compensation Committee of the Board, acting pursuant to that plan, may grant stock options to nonemployee directors under the terms of the plan. Upon approval of Proposal No. 2 hereof, the 1996 Nonemployee Director Plan will be superceded by the Plan. During fiscal year 2004, no such options were granted.

During fiscal year 2004, we did not pay our directors any fees for services on the Board or any committees of the Board.

Employment Contracts; Termination of Employment and Change-In-Control Arrangements

We are not party to any employment agreements or change-in-control arrangements with our executive officers.

Principal Components of Executive Compensation

Components of executive compensation would include annual base salary, specific contractual provisions that vary per officer (including term, benefits and fringes), incentive bonuses, and grants of options under our option plans. The annual base salary for an executive officer is generally negotiated at the beginning of employment and reviewed on a regular basis in comparison to industry compensation levels, the need to attract talented executives to Hawaii and specific performance objectives. The award of bonuses, if awarded, is generally related to achievement of performance objectives. The grant of options is generally incentive-based related to individual performance and to our profitability.

As noted above, none of our current executive officers received any compensation during 2004, although no determinations have yet been made for 2005.

Compensation of Chief Executive Officers

Mr. Hershfield has not received any compensation during fiscal year 2004. Mr. Adams' compensation determination for fiscal year 2003 was based primarily on the responsibilities and role that he assumed in the day-to-day management of the Company. Mr. Adams received an increase to his base salary from $400,000 to $600,000 effective May 1, 2002. As noted, Mr. Adams resigned as Chief Executive Officer on June 14, 2004. Mr. Adams was not paid any salary by the Company subsequent to the Chapter 11 Filing.

During 2004, we did not pay any cash compensation to our executive officers for their services as executive officers.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Carty, Mr. Kobayashi and Admiral Fargo. Edward Z. Safady, Reno F. Morella and Thomas J. Trzanowski served on the Compensation Committee of our Board during fiscal year 2004, prior to their resignations from the Board in June 2004. No other member of our Board or other person served on the Compensation Committee during fiscal year 2004.

Reno F. Morella was an employee of Hawaiian during fiscal year 2004. Edward Z. Safady and Thomas J. Trzanowski are employees and/or directors of Liberty Bank. Mr. Adams, who was Chairman and Chief Executive Officer of the Company and the sole managing member of AIP, which was, prior to June 14, 2004, our controlling stockholder, is president and serves as a director of a holding company that has a majority ownership interest in Liberty Bank.

Mr. Carty has purchased Common Stock at a discount from us as described in the section of this Proxy Statement entitled "Certain Relationships and Related Transactions."

Compensation Committee Report

On March 8, 2005, the Board of Directors appointed Mr. Carty, Mr. Kobayashi, and Admiral Fargo to the Compensation Committee and adopted a charter for the Compensation Committee. The Company did not have a fully functioning Compensation Committee during 2004. Since the Chapter 11 Filing, the appointment of the Trustee and the resignations of the named executive officers, each of which is described above, the Compensation Committee has not performed any substantial functions. Moreover, none of the Company's officers or directors have received any compensation since the Chapter 11 Filing. Notwithstanding the foregoing, the Compensation Committee is charged with making compensation recommendations to the Company's full Board for its executive officers whose titles include chairman, vice chairman, president, chief operating officer, all executive and senior vice presidents and our corporate secretary, along with recommendations for bonuses, deferred compensation and stock option plans.

No compensation was paid to the executive officers of the Company during 2004. In determining executive compensation, the Compensation Committee would generally review such general factors as profitability, operational integrity and customer satisfaction, and take into consideration the executives' accomplishment of specific projects. The Compensation Committee, in considering appropriate compensation levels, expects to consider marketplace compensation data of other comparable U.S. airlines in order to provide compensation packages that are capable of attracting and retaining exceptional executives.

COMPENSATION COMMITTEE:
Donald J. Carty Bert T. Kobayashi, Jr. Thomas B. Fargo

Stockholder Return Performance Graph

The following graph compares cumulative total stockholder return on our Common Stock, the S&P 500 Index and our selected peer issuer index from December 31, 1999 to December 31, 2004. The peer issuers we have selected are AirTran Holdings Inc. (formerly Valujet Inc.), Alaska Air Group Inc., America West Holding Corporation, Atlantic Coast Airlines Holdings, Inc., and Southwest Airlines Co. The comparison assumes $100 was invested on December 31, 1999 in our Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes. We have paid no dividends on our Common Stock.

The stock performance depicted in the graph above is not to be relied upon as indicative of future performance. The stock performance graph shall not be deemed to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate the same by reference, nor shall it be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the beneficial ownership, both direct and indirect, reported to us as of April 29, 2005 of our Common Stock and Special Preferred Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options). The information is presented for beneficial owners of more than 5% of our Common Stock and Special Preferred Stock, for our directors and director nominees, our named executive officers and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock or Special Preferred Stock as of April 29, 2005. The table is based on 30,751,227 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding as of April 29, 2005.

RC Aviation has informed us of its present intention to distribute certain bankruptcy claims to its members who funded the purchase price of those claims prior to the confirmation of the Joint Plan. Such distribution is expected to occur prior to the Effective Date. Holders of such claims will receive cash equal to fifty percent (50%) of the claims and shares of Common Stock equal to fifty percent (50%) of the claims. It is currently expected that such RC Aviation members will not constitute a group or otherwise act in concert following the Effective Date.

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
RC Aviation, LLC	12,159,403	(1)	39.5% of Common Stock

c/o Ranch Capital LLC 12730 High Bluff Drive Suite 180 San Diego, CA 92130

RC Aviation Management LLC	12,159,403	(1)	39.5% of Common Stock

c/o Ranch Capital LLC 12730 High Bluff Drive Suite 180 San Diego, CA 92130

Lawrence S. Hershfield	12,199,403	(1)	39.7% of Common Stock

12730 High Bluff Drive Suite 180 San Diego, CA 92130

AIP, LLC	2,159,403	(2)	7.0% of Common Stock

885 Third Avenue, 34th Floor New York, NY 10022

Jeffrey A. Smith	2,159,403	(2)	7.0% of Common Stock

c/o AIP, LLC 885 Third Avenue, 34th Floor New York, NY 10022

Dimensional Fund Advisors, Inc.	2,008,575	(3)	6.5% of Common Stock
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Vanguard Fiduciary Trust Company	2,523,403	(4)	8.2% of Common Stock
14321 North Northsight Boulevard Scottsdale, AZ 85260

Association of Flight Attendants 1625 Massachusetts Avenue, N.W. Washington, DC 20036-2212 Attn.: David Borer, Esq.	1		100% of Series B Special Preferred Stock (constituting 33.3% of all Preferred Stock)

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
International Association of Machinists and Aerospace Workers	1		100% of Series C Special Preferred Stock (constituting 33.3% of all Preferred Stock)
P.O. Box 3141 South San Francisco, CA 94083 Attn: Kenneth Thiede

Hawaiian Master Executive Council	1		100% of Series D Special Preferred Stock (constituting 33.3% of all Preferred Stock)

c/o Air Line Pilots Association 3375 Koapaka Street, Suite F-238-8 Honolulu, HI 96819 Attn: Master Chairman, Hawaiian MEC

John W. Adams	250,000	(5)	Common Stock*

Gregory S. Anderson	8,000	(6)	Common Stock*

Donald J. Carty	351,062	(7)	1.1% of Common Stock

Randall L. Jenson	1,500		Common Stock*

All current directors and executive officers as a group (4 persons)	12,559,965		40.8% of Common Stock

*	Less than 1%

(1)	According to a Schedule 13D filed by RC Aviation on June 21, 2004, RC Aviation directly owns of record and beneficially 10,000,000 shares of Common Stock. RC Aviation Management LLC is the managing member of RC Aviation and its managing member is Mr. Hershfield. Mr. Hershfield, as the controlling member of RC Aviation Management LLC, has the power to vote the shares of Common Stock beneficially owned by RC Aviation and its members pursuant to agreements among the members. Pursuant to a Stockholders Agreement between RC Aviation and AIP, RC Aviation has the power to vote the 2,159,403 shares of Common Stock owned by AIP. The 12,199,403 shares of Common Stock reported with respect to Mr. Hershfield include 40,000 shares of Common Stock directly owned of record and beneficially by Mr. Hershfield.

(2)	According to an amendment to their Schedule 13D filed with the SEC on January 12, 2005, AIP and Jeffrey A. Smith exercise shared voting and dispositive power over 2,159,403 shares of our Common Stock.

(3)	On February 9, 2005, Dimensional Fund Advisors, Inc. filed Amendment No. 5 to Schedule 13G with the SEC with respect to 2,008,575 shares of our Common Stock. According to the Schedule 13G, Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment advisor or manager, Dimensional possessed voting and/or investment power over the reported shares that are owned by the Funds, and may be deemed to be the beneficial owner of the reported shares held by the Funds. All of the reported shares are owned by the Funds and Dimensional disclaims beneficial ownership of the reported shares.

(4)	On February 3, 2004, Vanguard Fiduciary Trust Company, as trustee of Hawaiian Holdings, Inc. 401(k) Savings Plan, Hawaiian Holdings, Inc. Pilots' 401(k) Plan and Hawaiian Holdings, Inc. 401(k) Plan for Flight Attendants, filed a Schedule 13G with the Commission with respect to 2,523,403 shares of our Common Stock. Shares of Common Stock are held in trust for the benefit of employees participating in the plans. Vanguard Fiduciary Trust Company disclaims beneficial ownership of all shares that have been allocated to the individual accounts of plan participants for which voting directions have been received.

(5)	Consists of options to purchase 250,000 shares of our Common Stock, all of which have vested. According to a Schedule 13D filed by AIP, Mr. Adams and Jeffrey A. Smith on June 23, 2004, Mr. Adams entered into a privately negotiated transaction on June 21, 2004 pursuant to which he agreed to sell the 24,005 shares of Common Stock held in his individual capacity and, as soon as legally permitted, the remaining 250,000 shares of Common Stock represented by stock options held by him.

(6)	Consists of options to purchase 8,000 shares of our Common Stock, all of which have vested.

(7)	On July 30, 2004, Mr. Carty filed a Form 3 with the SEC upon becoming one of our directors, reporting 351,062 shares of Common Stock beneficially owned at such time.

Special Preferred Stock

The International Association of Machinists and Aerospace Workers, AFA and ALPA (collectively, the "Unions") each hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that entitle each Union to nominate one director. The Unions previously had nominated representatives to the Board, which nominees had been elected to the Board. On January 31, 2004, the persons nominated by the Unions to serve on the Board resigned from the Board.

In addition to the rights described above, each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements.

Changes In Control

As described above in "RC Aviation, LLC Transactions", on June 14, 2004, RC Aviation purchased ten million shares of Common Stock from AIP, the entity which was formerly a control person of the Company, reducing AIP's ownership of the Company to approximately 14 percent of the outstanding Common Stock. Also as part of the purchase, Mr. Adams resigned as our Chairman and Chief Executive Officer, and RC Aviation and AIP entered into a stockholders agreement, under which, among other things, AIP agreed to cause (a) the directors that AIP had previously designated to our Board of Directors to resign, with the exception of Mr. Anderson, and (b) the RC Designees to be appointed to our Board of Directors. AIP also agreed, among other things, to vote all of its Common Stock and Series A Special Preferred Stock (a) in favor of the election, as members of our Board of Directors, of persons identified by RC Aviation for nomination or so nominated in accordance with the Certificate of Incorporation and the Amended Bylaws, (b) to otherwise effect the intent of the stockholders agreement, which is to cause the RC Designees to become members of our Board of Directors, and (c) to otherwise vote such equity securities at the direction of RC Aviation.

RC Aviation has advised us that it intends, prior to the Effective Date, to distribute to its members substantially all of the shares of Common Stock held by it at such time, such shares to include the ten million shares of Common Stock purchased in June 2004 from AIP, as well as any shares of Common Stock issued to RC Aviation in connection with Hawaiian's bankruptcy proceedings. It is currently anticipated that such RC Aviation members will not constitute a group or otherwise act in concert following the Effective Date.

Except for the transactions described herein, we are not aware of any arrangement that might result in a change of control in the future.

MANAGEMENT

Our executive officers and their positions are as follows:

Name	Age	Positions Held
Lawrence S. Hershfield	48	Chairman of the Board, Chief Executive Officer and President
Randall L. Jenson	36	Chief Financial Officer, Treasurer and Secretary

It is anticipated that, upon the Effective Date, Mark Dunkerley ("Mr. Dunkerley") will be appointed as our Chief Executive Officer and President. Mr. Dunkerley is currently the President and Chief Operating Officer of Hawaiian. Mr. Dunkerley became Hawaiian's president and chief operating officer effective as of December 2002 and the president and chief operating officer of the Company in February 2003. He resigned as the president and chief operating officer of the Company following the Chapter 11 Filing and the appointment of the Trustee. From August 2001 until March 2002 he was the chief operating officer of the Sabena Airlines Group located in Brussels, Belgium. In October 2001, Sabena Airlines Group filed for the Belgian equivalent of bankruptcy and began its liquidation process in November 2001. In 2001, Mr. Dunkerley served as a consultant with the Roberts Roach firm which specializes in providing strategic and economic consulting services to the aviation industry. From 1999 to 2000, Mr. Dunkerley was president, chief operating officer and a member of the board of directors of Worldwide Flight Services, one of the largest providers of ground services to airlines including baggage and passenger check-in handling at airports worldwide. From 1989 to 1999, Mr. Dunkerley worked for British Airways. During his time with British Airways, he held a variety of management positions including, most recently, as senior vice president for British Airways' Latin America and Caribbean division from 1997 to 1999. Mr. Dunkerley is 41 years old.

The executive officers serve at the discretion of the Board of Directors. You will find biographical information regarding Messrs. Hershfield and Jenson under Proposal No. 3 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 14, 2003, the Company and Smith Management LLC ("Smith Management"), a private investment firm for which Mr. Adams (our former president and chief executive officer) served as President, entered into an agreement (the "Smith Management Agreement"), whereby the parties agreed that Smith Management would continue to provide corporate, financial, strategic, planning, management, consulting and tax-related services to us and forgo receiving compensation or reimbursement for any expenses for services provided to us until the parties mutually agree otherwise. The Smith Management Agreement replaced an earlier and previously disclosed May 2002 agreement that Smith Management entered into with Hawaiian. We had $0 and approximately $600,000 due to Smith Management as of December 31, 2004 and December 31, 2003, respectively, related to certain professional fees and other expenses paid by Smith Management on our behalf. Under the Smith Management Agreement, the Company agreed, inter alia, that neither Smith Management nor any of its members, affiliates, officers, directors, employees, consultants or advisors (collectively the "Smith Representatives") shall be liable or held accountable, in damages or otherwise, for any errors of judgment or any mistakes of fact or law or for anything that the Smith Management or the Smith Representatives do or refrain from doing in good faith in providing or failing to provide services under the Smith Management Agreement. Further, the Company agreed to indemnify Smith Management and the Smith Representatives (collectively the "Smith Indemnitees"), and each of their successors and assigns, subject to certain conditions, from and against any and all losses or costs suffered or sustained by any Smith Indemnitees (other than any losses or costs arising out of the gross negligence or willful misconduct of Smith Management or the Smith Representatives), arising in connection with their obligations under the Smith Management Agreement. In connection with RC Aviation's purchase of ten million shares of Common Stock from AIP in June 2004, the Smith Management Agreement was terminated, but the indemnification and exculpation provisions described above survive termination of the Agreement. However, we have no obligation to indemnify the Smith Representatives for amounts paid by them pursuant to the settlement with the Trustee.

In addition, the Company incurred certain amounts of debt owed to AIP or its affiliates. AIP informed us that the Company owed AIP and its affiliates an aggregate amount of $1.6 million. This indebtedness arose due to expenditures paid on the Company's behalf by AIP and its affiliates to fund costs associated with maintaining the Company's status as a public company, costs related to preparing a plan of reorganization for Hawaiian, and other obligations of Holdings. All such indebtedness to AIP and its affiliates was satisfied pursuant to a Mutual Release, dated as of December 30, 2004, by and among the Company, RC Aviation, RC Aviation Management, LLC, Mr. Adams, Smith Management, AIP and AIP's functional predecessor, Airline Investors Partnership, L.P.

On July 26, 2004, Mr. Carty, one of our directors, purchased 351,062 unregistered shares of Common Stock for $2 million from us. The purchase price per share of Common Stock represented an approximate ten percent discount to the market price of the Common Stock on the date of the transaction.

Subsequent to our corporate restructuring in August 2002, Hawaiian paid certain expenses on our behalf, generally relating to our obligations as a public company. In addition, Hawaiian transferred $0.5 million, which is recorded as restricted cash on our balance sheet, to us immediately prior to Hawaiian's bankruptcy filing. We had $1.4 million due to Hawaiian as of December 31, 2004 and 2003.

In addition, as of April 29, 2005, we had incurred approximately $40,080 in debt owed to Ranch Capital, LLC, for which Messrs. Hershfield and Jenson serve as Chief Executive Officer and Managing Director, respectively, related to travel expenses for Messrs. Hershfield and Jenson paid by Ranch Capital, LLC on our behalf.

See "Background Information for Following Proposals -- Financing Arrangements" and "-- RC Aviation, LLC Transactions" for a discussion of certain transactions with RC Aviation.

Indebtedness of Management

Since January 1, 2004, no officer or director, or affiliate thereof (including family members) has been indebted to us or any subsidiary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Effective January 13, 2005, our Audit Committee engaged Ernst & Young to serve as our independent registered public accounting firm. Ernst & Young previously served as our independent accountants prior to resigning as such on June 18, 2003. Ernst & Young continued to serve as the independent accountants for Hawaiian for all periods following Ernst & Young's resignation as our independent accountants.

Ernst & Young's reports dated March 30, 2005 on our financial statements as of and for the years ended December 31, 2004 and 2003 were modified as to the existence of substantial doubt about our ability to continue as a going concern. Except as described in the previous sentence, the reports of Ernst & Young on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

A representative of Ernst & Young is expected to be available at the Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from stockholders.

Fees Paid to Independent Public Auditors

We paid no fees to Ernst & Young for services provided in 2003 prior to Ernst & Young's resignation as our independent accountants on June 18, 2003. Subsequent to our re-engagement of Ernst & Young as our independent registered public accounting firm on January 13, 2005, we have paid or incurred fees of $0.6 million for Ernst & Young's audits of our financial statements for the years ended December 31, 2003 and 2004, Ernst & Young's audits of management's assessment of the effectiveness of internal control over financial reporting and of the effectiveness of internal control over financial reporting as of December 31, 2004, and Ernst & Young's reviews of our interim financial statements for the quarters ended June 30 and September 30, 2003, and March 31, June 30, and September 30, 2004. No audit-related, tax or other services have been provided by Ernst & Young during the past two fiscal years.

Pre-Approval Policy

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, whereby it may pre-approve the provision of services to us by the independent auditors. The policy of the Audit Committee is to pre-approve the audit, audit-related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit-related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit Committee. The Audit Committee may grant specific case-by-case approval for permissible non-audit services. The Audit Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, who will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER MATTERS

We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, we have not received any stockholder proposals. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

STOCKHOLDER PROPOSALS

Our Secretary must receive written notification of any proposal that a stockholder submits for inclusion in our proxy statement and proxy for the 2006 annual meeting of stockholders by January 13, 2006, in accordance with the provisions of Rule 14a-8 under the Exchange Act. Such written notice must set forth (i) a brief description of the matter desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on our books; (iii) the number of shares of Common Stock that the stockholder owns; (iv) the stockholder's intention to continue to hold the Common Stock through the date of the 2006 annual meeting of stockholders; and (v) any material interest of the stockholder in such matter.

If a stockholder submits a proposal for the 2006 annual meeting of stockholders other than in accordance with Rule 14a-8 and that stockholder does not provide notice of such proposal to us by March 28, 2006, the holders of any proxy solicited by the Board of Directors for use at that meeting will have discretionary authority to vote on that proposal without a description of that proposal in our proxy statement for that meeting.

ANNUAL REPORT

Together with this Proxy Statement, we are mailing the 2004 Annual Report to stockholders which includes financial statements for the year ended December 31, 2004, as well as other information about our activities. The 2004 Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

A COPY OF THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO US AT 12730 HIGH BLUFF DRIVE, SUITE 180, SAN DIEGO, CALIFORNIA 92130.

By the order of the Board of Directors
Lawrence S. Hershfield Chairman of the Board of Directors

May 13, 2005
San Diego, California

APPENDIX A

OWNERSHIP QUESTIONNAIRE

In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship.

The federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. citizens. 49 U.S.C. §§ 40102(a)(15), 41102.

To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any one of the following:

o	an individual who is a citizen of the United States;

o	a partnership each of whose partners is an individual who is a citizen of the United States;

o	a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States. (emphasis added)

I hereby certify that the owner of the Hawaiian Holdings, Inc. shares:

___ is a "citizen of the United States" as defined by the Transportation Act

___ is NOT a "citizen of the United States" as defined by the Transportation Act.

Signature:______________________        Date:______________________

Name:__________________________

Position/Title:____________________

Please return your completed questionnaire to:

Mellon Investor Services
Proxy Processing
P.O. Box 3510
S. Hackensack, NJ 07606-9210

APPENDIX A-1

FORM OF
CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF HAWAIIAN HOLDINGS, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

HAWAIIAN HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The Board of Directors of Hawaiian Holdings, Inc. (hereinafter called the "Corporation"), acting by unanimous written consent in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted on April 28, 2005 resolutions (a) setting forth a proposed amendment (the "Amendment") to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to increase the number of authorized shares of capital stock of the Corporation from 62,000,000 (of which 60,000,000 shares are designated as common stock, par value $0.01 per share (the "Common Stock") and 2,000,000 shares are designated as preferred stock, par value $0.01 per share (the "Preferred Stock")) to 120,000,000 (of which 118,000,000 shares shall be designated as Common Stock and 2,000,000 shares shall be designated as Preferred Stock), (b) declaring said amendment to be advisable and in the best interests of the Corporation, (c) directing that said amendment be considered at the next annual meeting of the stockholders and (d) authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The Certificate of Incorporation is hereby amended by deleting Article III, Paragraph A of the Certificate of Incorporation in its entirety and replacing it with the following:

"A.    Number of Shares Authorized.

The total number of shares of capital stock which the Corporation is authorized to issue is one hundred twenty million (120,000,000) shares, consisting of one hundred eighteen million (118,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and two million (2,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock")."

FOURTH: Holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock, acting at the Annual Meeting of Stockholders of the Corporation held on June       , 2005, at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the amendment to the Certificate of Incorporation contained in the Third Paragraph herein.

FIFTH: The capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned this           day of June, 2005.

HAWAIIAN HOLDINGS, INC.
By:
Name: Randall L. Jenson

Title:	Chief Financial Officer, Treasurer and Secretary

APPENDIX B

HAWAIIAN HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

Purpose of the Plan

The purpose of the 2005 Stock Incentive Plan (the "Plan") is to further the interests of Hawaiian Holdings, Inc. (the "Company") and its stockholders by providing long-term performance incentives to those employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

"Award" means any Option, SAR, Restricted Stock, Dividend Right, Deferred Stock Unit and other Stock-Based Awards, or other cash payments granted to a Participant under the Plan.

"Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Deferred Stock Unit" means an Award that shall be valued in reference to the market value of a share of Stock (plus any distributions on such Stock that shall be deemed to be re-invested when made) and may be payable in cash or Stock at a specified date as elected by a Participant.

"Director Cause" shall mean (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Company.

"Dividend Rights" means the right to receive in cash or shares of Stock, or have credited to an account maintained under the Plan for later payment in cash or shares of Stock, an amount equal to the dividends paid with respect to a specified number of shares of Stock (other than a Stock dividend that results in adjustments pursuant to Section 8(a)).

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" means, with respect to Stock, (i) the closing price per share of the Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if the Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Stock then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and ask prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and ask prices for the Stock on such date as determined in good faith by the Committee; or (iv) if the provisions of clauses (i), (ii) and (iii) shall not be applicable, the fair market value established by the Committee acting in good faith. With respect to Awards or other property, "Fair Market Value" means the fair market value of such Awards or other property established by the Committee acting in good faith.

"ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

"Non-Employee Director" means a member of the Board of Directors of the Company who is either not an employee of the Company or at such time is an employee of the Company but is not an executive officer of the Company who is compensated by the Company.

"Option" means a right granted to a Participant pursuant to Sections 6(b) or 6(c) to purchase Stock at a specified price during specified time periods. An Option granted to a Participant pursuant to Section

6(b) may be either an ISO or a nonstatutory Option (an Option not designated as an ISO), but an Option granted pursuant to Section 6(c) to an individual who is not an employee of the Company may not be an ISO.

"Participant" shall have the meaning specified in Section 3 hereof.

"Performance Goal" means a goal, expressed in terms of profits or revenue targets on an absolute or per share basis (including, but not limited to, EBIT, EBITDA, operating income, EPS), market share targets, profitability targets as measured through return ratios, stockholder returns, qualitative milestones, or any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division, or department.

"Performance Cycle" means the period selected by the Committee during which the performance of the Company or any Subsidiary, or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

"Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(e) that may be subject to certain restrictions and to a risk of forfeiture.

"Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect from time to time.

"SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(f) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

"Stock" means the common stock, $0.01 par value, of the Company.

"Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to, the market value of Stock, including but not limited to any Option, SAR, Restricted Stock or Stock granted as a bonus or Awards in lieu of cash obligations.

"Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which more than 50% of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

Administration of the Plan

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"); provided that with respect to the Director Options (as defined in Section 6(c) herein), such Director Options shall instead be granted and administered by the Governance and Nominating Committee of the Board of Directors of the Company (the "Nominating Committee"). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee (and in the case of director options, the Nominating Committee) shall have full and final authority in its discretion (a) to select the employees, Non-Employee Directors, contractors and consultants who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company.

Participation in the Plan

Participants in the Plan shall be employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries; provided, however, that only persons who are key employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as ISOs.

Plan Limitations; Shares Subject to the Plan

Subject to the provisions of Section 8 hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 8,000,000 shares.

No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option or if any shares payable with respect to any Award are retained by the Company in satisfaction of the Participant's obligation for taxes, the number of shares tendered or retained shall again be available for Awards under the Plan. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards to grant future awards as a commitment of the Company or any Subsidiary in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

Subject to the provisions of Section 8(a) hereof, the following additional maximums are imposed under the Plan with respect to each fiscal year of the Company: (i) the maximum number of shares of Stock that may be granted as Awards to any Participant in any fiscal year shall not exceed, in the case of any Stock-Based Awards, 1,500,000 shares of Stock, (ii) the maximum amount of cash or cash payments that may be granted as Awards to any Participant in any fiscal year shall not exceed $100,000 and (iii) the maximum number of Dividend Rights that may be granted as Awards to any Participant in any fiscal year shall not exceed Dividend Rights with respect to more than 1,500,000 shares of Stock.

Awards
General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

Options. The Committee may grant Options to Participants on the following terms and conditions:

The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but in the case of ISOs the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Stock, by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), the means or methods of payment, including by "attestation" and through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option.

The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

Director Options.

Each person who is elected for the first time to be a Non-Employee Director by the Board of Directors of the Company or by the stockholders of the Company shall receive, on the date of his or her initial election, an automatic grant of an Option to purchase 5,000 shares of Stock. The date on which an Option is granted under this Section and Section 6(c)(ii) to a specified Non-Employee Director shall constitute the date of grant of such Option (the "Date of Grant").

Each Non-Employee Director shall also receive an automatic annual grant of an Option to purchase 10,000 shares of Stock on an annual basis; provided that, if such Non-Employee Director is then serving as Chairman of the Board, such Option shall be for 15,000 shares of Stock. The Options granted pursuant to Section 6(c)(i) and this Section 6(c)(ii) shall be referred to herein as "Director Options."

The exercise price per share of all Director Options shall be the Fair Market Value per share of Stock on the Date of Grant. Each Director Option, to the extent vested, may be exercised in whole or in part, the exercise price may be paid in cash or (if specifically approved by the Nominating Committee) by the surrender at Fair Market Value of Stock (either actually, by attestation or otherwise), or (if specifically approved by the Nominating Committee) by any combination of cash and shares of Stock, and shall be subject to such other terms and provisions as the Committee shall determine.

Director Options shall vest at the rate of 33 1/3% per year following the Date of Grant.

If a Non-Employee Director shall voluntarily or involuntarily cease to serve as a director of the Company and, where applicable, as an employee of the Company, or if a Non-Employee Director's service with the Company shall terminate on account of death or disability, the unvested Director Options of such Non-Employee Director shall terminate immediately and the vested Director Options of such Non-Employee Director shall terminate one year following the first day that the Non-Employee Director is no longer such a director (or in the case of a Non-Employee Director who is also an employee, one year following the later of the first day that the Non-Employee Director is no longer a director or an employee of the Company); provided that if such Non-Employee Director is removed for Director Cause, the Director Options shall terminate immediately. In no event may the Non-Employee Director, or his or her guardian, conservator, executor or administrator, as the case may be, exercise a Director Option of such Non-Employee Director after the end of the original term of such option.

At its discretion, the Nominating Committee may issue any other type of Award in lieu of a Director Option, provided that the Fair Market Value of such Award (as determined by the Nominating

Committee in its sole discretion) is equal to the Fair Market Value of the Director Option that would otherwise be granted pursuant to this Section 6(c).

Deferred Stock Units. The Committee is authorized to award Deferred Stock Units to Participants in lieu of payment of a bonus or a Stock-Based Award or cash payment granted under the Plan if so elected by a Participant under such terms and conditions as the Committee shall determine. Settlement of any Deferred Stock Units shall be made in cash or shares of Stock.

Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

Restricted Stock awarded to a Participant shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions and Performance Goals for such periods as the Committee may establish. Additionally, the Committee shall establish at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

Restricted Stock shall be forfeitable to the Company by the Participant upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any Performance Goal requirement upon the death, disability, retirement or otherwise of a Participant, whenever the Committee determines that such action is in the best interests of the Company.

Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR.

The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Dividend Rights. The Committee is authorized to grant Dividend Rights to Participants on the following terms and conditions:

Dividend Rights may be granted either separately or in tandem with any other Award. If any Dividend Rights are granted in tandem with any other Award, such Dividend Rights shall lapse, expire or be forfeited simultaneously with the lapse, expiration, forfeiture, payment or exercise of the Award to which the Dividend Rights are tandemed. If Dividend Rights are granted separately, such Dividend Rights shall lapse, expire or be terminated at such times or under such conditions as the Committee shall establish.

The Committee may provide that the dividends attributable to Dividend Rights may be paid currently or the amount thereof may be credited to a Participant's Plan account. The dividends credited to a Participant's account may be credited with interest, or treated as used to purchase at Fair Market Value Stock or other property in accordance with such methods or procedures as the Committee shall determine and shall be set forth in the Award Agreement evidencing such Dividend Rights. Any crediting of Dividends Rights may be subject to restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or Stock equivalents. The Committee may provide that the payment of any Dividend Rights shall be made, or once made, may be forfeited under such conditions as the Committee, in its sole discretion, may determine.

Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards, in addition to those provided in Sections 6(b), (c), (d), (e) and (f) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

Additional Provisions Applicable to Awards

Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR or the purchase price of any Award conferring a right to purchase Stock:

If granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

If retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

Performance Goals. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (other than a Director Option granted to an Non-Employee Director who is not an employee of the Company), SAR or Dividend Right exceed a period of ten years from the date of its grant; provided that in the case of any ISO, the term of the Option shall be such shorter period as may be applicable under Section 422 of the Code.

Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, or on a deferred basis. The Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of cash or Stock that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of Dividend Rights in respect of deferred amounts credited in Stock equivalents.) The Committee, in its discretion, may accelerate any payment or transfer upon a change of control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, and shall be conditional upon the achievement of Performance Goals that have been established by the Committee in writing not later than the earlier of (i) 90 days after the beginning of the Performance Cycle and (ii) the date by which no more than 25% of a Performance Cycle has elapsed. Before any compensation pursuant to a Performance-Based Award (other than Options and SARs granted at not less than Fair Market Value) is paid, the Committee shall certify in writing that the Performance Goals applicable to the Performance-Based Award were in fact satisfied.

Adjustments upon Changes in Capitalization
In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or that would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding

Performance-Based Awards to the extent that such adjustment would adversely affect the status of the Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

General Provisions

Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's (or the Nominating Committee's) authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

No Right to Award or Employment. Except as provided in Section 6(c), no employee, Non-Employee Director, contractor or consultant or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or be viewed as requiring the Company or Subsidiary to continue the services of any contractor or consultant for any period. There is no obligation for uniformity of treatment among Participants. Except as set forth in Section 6(e)(iv), no Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the exercise of any Option shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Securities Law Requirements.

No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on April 27, 2015, and no Options under the Plan shall thereafter be granted.

Fractional Shares. The Company will not be required to issue any fractional common shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

Adoption of the Plan and Effective Date. The Plan shall be adopted by the Board of Directors of the Company and shall be effective at such time as the Company's stockholders have approved the Plan.

APPENDIX C

HAWAIIAN HOLDINGS, INC.

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Purpose:

Acting pursuant to Section 141 of the Delaware General Corporation Law and Article 4 of the Amended Bylaws of Hawaiian Holdings, Inc., a Delaware corporation (the "Company"), the Board of Directors of the Company (the "Board") has established a Governance and Nominating Committee (the "Committee") for the purpose of (a) monitoring and overseeing matters of corporate governance, including the evaluation of Board performance and processes and the "independence" of directors, and (b) identifying, selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board.

Membership:

The Committee will consist of a minimum of two members of the Board, all of whom shall be "independent" as that term is defined by applicable rules and regulations of the Securities Exchange Commission and stock exchanges on which the Company's securities are traded. The members of the Committee will be appointed by and serve at the discretion of the Board. The members of the Committee may appoint a Chairman of the Committee, who shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Committee.

Responsibilities

The responsibilities of the Committee shall include:

1.	Formulating, recommending to the Board and overseeing the implementation and administration of the Company's corporate governance structure and framework.

2.	Monitoring and reviewing any issues regarding the "independence" of directors or involving potential conflicts of interest, and evaluating any change of status or circumstances with respect to a director and determining the propriety of the director's continued service in light of that change.

3.	Reviewing the Company's Corporate Governance Guidelines at least annually and recommending changes, as necessary, to the Board.

4.	Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Board.

5.	Leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors, consistent with the Director Nomination Process attached hereto as Appendix A, which may be modified from time to time by resolution of the Committee.

6.	Recommending Board committee assignments and committee chairs for consideration by the Board.

7.	Recommending the number of members that shall serve on the Board.

8.	Recommending to the Board the amount and form of compensation payable to the directors.

9.	Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

10.	Annually evaluating the performance of the Committee.

In carrying out such responsibilities, the Committee shall have the power and authority to retain such consultants, outside counsel and other advisors as the Committee may deem appropriate and shall have the sole authority to approve the fees and other terms of such engagements.

Authority:

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company.

Meetings and Reports:

The Committee will hold regular meetings at least two times each year generally in conjunction with regularly scheduled meetings of the Board, and such special meetings as the Chairman of the Committee or the Chairman of the Board may direct. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. At each regularly scheduled meeting of the Board held in conjunction with a Committee meeting, the Chairman of the Committee shall provide the Board with a report of the Committee's activities and proceedings.

Adopted on March 8, 2005

APPENDIX A
DIRECTOR NOMINATION PROCESS

Director Qualifications — The Board believes that individuals who are nominated by the Board to be a director should have demonstrated notable or significant achievements in business, education or public service; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders. The following attributes or qualifications will be considered by the Committee in evaluating a person's candidacy for membership on the Board:

•	Management and leadership experience — Relevant experience should include, at a minimum, a past or current managerial or leadership role in a public company, privately held entity, educational institution, governmental authority or nonprofit organization. Consideration will also be given to relevant industry experience; demonstrated experience in major challenges the Company faces or a unique understanding of the Company's business environment.

•	Skilled and diverse background — All candidates must possess the aptitude or experience to understand fully the legal responsibilities of a director and the governance processes of a public company, as well as the personal qualities to be able to make a substantial active contribution to Board deliberations, including intelligence and wisdom, self-assuredness, interpersonal and communication skills, courage and inquisitiveness. Consideration will also be given to financial management, reporting and control expertise or other experience that would qualify the candidate as a "financial expert" under established standards, and international experience. Consideration will be given to assuring that the Board, as a whole, adequately reflects the diversity of the Company's constituencies and the communities in which the Company conducts its business.

•	Integrity and professionalism — The following are essential characteristics for each Board candidate: highest standards of moral and ethical character and personal integrity; independence, objectivity and an intense dedication to serve as a representative of the stockholders; a personal commitment to the Company's principles and values; and impeccable corporate governance credentials.

Further, each candidate must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership and should have sufficient years available for service to make a significant contribution to the Company over time.

Selection and Nomination Process — Whenever a newly created directorship or vacancy occurs on the Board, the Committee is responsible for identifying one or more candidates to fill such position or vacancy in accordance with the Company's Amended By-Laws in effect at such time, investigating each candidate, evaluating his or her suitability for service on the Board and recommending a candidate to the full Board. In addition, the Committee is responsible for recommending nominees for election or reelection to the Board at each annual meeting of stockholders.

The Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members and recommendations from stockholders. The Committee may engage outside search firms to identify suitable candidates.

The Committee is also authorized to engage in whatever investigation and evaluation processes it deems appropriate, including a thorough review of the candidate's background, characteristics, qualities and qualifications and personal interviews with the Committee as a whole, one or more members of the Committee or one or more other Board members.

Stockholder Recommendations — Candidates recommended by the Company's stockholders will be considered in the same manner as other candidates. A stockholder who wishes to make such a recommendation should submit such recommendation in writing, along with appropriate supporting documentation and information, to the Governance and Nominating Committee, c/o Secretary, Hawaiian Holdings, Inc., 12730 High Bluff Drive, Suite 180, San Diego, California 92130-2075.

Each stockholder recommendation will be processed expeditiously upon receipt of the recommendation. If the Committee determines that a stockholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or, if practicable, in connection with the next annual meeting of stockholders.

Re-Election of Existing Directors — In considering whether to recommend directors who are eligible to stand for re-election, the Committee may consider a variety of factors, including a director's contributions to the Board and ability to continue to contribute productively, attendance at Board and committee meetings (including satisfying the expectations for individual directors), as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for Board service, the results of the annual Board self-evaluation, the independence of the director and the nature and extent of the director's non-Company activities.

APPENDIX D

HAWAIIAN HOLDINGS, INC.
COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee is appointed by the Board of Directors ("the Board") of Hawaiian Holdings, Inc. (the "Company") to discharge the Board's responsibilities relating to the compensation of the Company's executive officers and directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based and incentive compensation plans and policies. The Compensation Committee also is responsible for preparing an annual report on executive compensation for inclusion in the Company's proxy statement filed with the Securities and Exchange Commission (the "SEC").

Committee Membership and Meetings

The Compensation Committee shall consist of no fewer than three members. Each member of the Compensation Committee shall satisfy the independence requirements as determined by the Board and as required by the applicable rules and regulations of the SEC and any exchange on which the Company's securities may be traded.

The members of the Compensation Committee shall be appointed by the Board based on the recommendation of the Nominating and Governance Committee. Compensation Committee members may be replaced by the Board. The Board shall designate one member of the Compensation Committee to serve as its Chairman.

The Compensation Committee shall meet at least twice annually, or more frequently as circumstances dictate. Special meetings may be convened as the Compensation Committee deems necessary or appropriate.

Committee Authority and Responsibilities

1.	The Compensation Committee shall have the sole authority to retain at the expense of the Company and terminate any compensation consultant used to assist the Company, the Board or the Compensation Committee in the evaluation of the compensation of executive officers and directors and shall have sole authority to approve such consultant's fees and other retention terms.

2.	The Compensation Committee also shall have the authority, to the extent it deems necessary or appropriate to carry out its responsibilities, to retain at the expense of the Company, special legal, accounting, actuarial or other advisors. The Compensation Committee shall have the sole authority to approve such advisors' fees and other retention terms.

3.	The Compensation Committee annually shall review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate the performance of any executive officer in light of those goals and objectives, and determine and approve such executive officer's compensation level based on this evaluation. In determining the long-term incentive component of compensation for executive officers, the Compensation Committee may consider the Company's performance and relative stockholder returns, the value of similar incentive awards at comparable companies, the awards given to such officers in past years and other factors that the Compensation Committee deems appropriate in connection with its review.

4.	The Compensation Committee shall interpret, implement, administer, review and approve all aspects of remuneration to the Company's executive officers and other key officers, including their participation in incentive compensation plans and equity-based compensation plans. The Compensation Committee also shall review and approve for the executive officers of the Company all employment agreements, consulting agreements, severance arrangements and change in control agreements or provisions.

5.	The Compensation Committee shall have the same authority with regard to all aspects of director compensation as it has been granted with regard to executive compensation, except that any ultimate decision regarding the compensation of any director shall be subject to the approval of the Board.

6.	The Compensation Committee shall develop, approve, administer and recommend to the Board and the Company's stockholders for their approval (to the extent such approval is required by any applicable law, regulation or relevant exchange rule) all stock ownership, stock option and other equity-based or incentive compensation plans of the Company, and all related policies and programs.

7.	The Compensation Committee shall make individual determinations and grant any shares, stock options, or other awards under all equity-based or incentive compensation plans, and exercise such other power and authority as may be required or permitted under such plans, other than with respect to non-employee directors, which determinations shall be subject to the approval of the Board.

8.	The Compensation Committee may form and delegate authority to subcommittees as the Compensation Committee may deem appropriate.

9.	The Compensation Committee shall report regularly to the Board, but not less frequently than annually.

10.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

11.	The Compensation Committee annually shall review its own performance, and report the results of such review to the Board.

In addition to the activities described above, the Compensation Committee will perform such other functions as necessary or appropriate in its or the Board's opinion under any applicable law, charter document or Board resolution or directive.

Adopted March 8, 2005

APPENDIX E

HAWAIIAN HOLDINGS, INC.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Statement of Policy

The Audit Committee is appointed by the Board of Directors of Hawaiian Holdings, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities by: (i) overseeing the integrity of the Company's financial statements and other financial information provided by the Company to any governmental body or the public; (ii) overseeing the Company's systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitoring the performance of the internal auditors (if any) and the independence, qualifications and performance of the independent auditors. Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and shall foster adherence to, the Company's policies, procedures and practices at all levels.

Organization; Meetings

The Audit Committee shall be comprised of three or more independent directors as determined by the Board of Directors and as required by the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and any exchange on which the Company's securities may be listed. Audit Committee members shall be appointed by the Board of Directors. The chair of the Audit Committee shall be designated by a vote of the Board of Directors or, if the Board of Directors so chooses, the members of the Audit Committee may select a chair by majority vote. The Board of Directors shall confirm annually the independence of each member of the Audit Committee and determine whether at least one member qualifies as a "financial expert" under applicable SEC rules.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibility. The Audit Committee shall have the authority to request any officer or employee of the Company, the Company's outside counsel or the independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. In the course of fulfilling its duties, the Audit Committee shall be empowered directly to retain and consult with independent legal counsel, accounting or other consultants or advisors, who shall be appropriately compensated, as determined by the Audit Committee, with funding provided by the Company.

The Audit Committee will hold regular meetings at least four times a year, prior to the release of the quarterly or annual earnings. The Audit Committee shall when appropriate meet in executive session with management, the internal auditors (or other employees performing such services) or the independent auditors to discuss any matters that it or each of these groups believes should be discussed. In addition, the Audit Committee shall meet at least once annually with other independent directors without management present.

The Audit Committee shall maintain minutes of meetings and report Audit Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

Qualifications

All members of the Audit Committee shall have a basic understanding of finance and accounting and the ability to read and understand fundamental financial statements. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication, including, but not necessarily limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities and Duties

The primary responsibilities of the Audit Committee are to oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements on behalf of the Board of Directors and to report the results of its activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

The responsibilities and duties of the Audit Committee are as follows:

With Regard to Financial Reporting.

•	Review the Company's annual audited financial statements and related footnotes including disclosures made in Management's Discussion and Analysis, and report to the Board of Directors as to whether it recommends that the audited financial statements should be included in the Company's Form 10-K. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements (if any) regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and management's response, and the effect of using different accounting principles, practices and judgments.

•	Review and discuss with management and with the independent auditors the Company's quarterly financial statements and related press releases including disclosures made in Management's Discussion and Analysis, prior to filing or dissemination.

•	Review and discuss with management earnings press releases, financial information and earnings guidance provided to analysts and policies with respect to risk assessment and risk management.

•	Periodically review and discuss with management the significant accounting principles, policies, and practices followed by the Company in accounting for and reporting its financial results in accordance with generally accepted accounting principles, including management's critical accounting estimates and off-balance sheet transactions if any. Obtain and consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Also periodically review with management its policies regarding earnings releases and earnings guidance as provided to the public.

•	Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	Review major issues regarding the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

•	Discuss with the independent auditors certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants: Statement of Auditing Standards No. 61, including such matters as (i) the consistency of application of the Company's accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new, or changes to, the Company's accounting policies; (iv) estimates, judgments and uncertainties; (v) unusual transactions and (vi) accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded.

•	Annually review the independent auditors' audit plan, discussing the scope, staffing, locations, reliance upon management and general audit approach.

With Regard to Internal Controls and Compliance.

•	Periodically review and discuss with management the effectiveness and adequacy of the Company's system of internal controls. Also review written reports and significant findings regarding internal controls prepared by the internal auditors (or other employees performing such services) and the independent auditors, and if appropriate, discuss the information contained in the reports with the internal auditors (or other employees performing such services) and the independent auditors. Review management's responses, if any, to such reports and findings, including the status of previous recommendations.

•	In consultation with management, the internal auditors (or other employees performing such services) and the independent auditors, review the integrity of the Company's financial reporting processes and adequacy of disclosure controls. Also, review and discuss with management and the independent auditors (i) the annual report of management that is included in the Company's Form 10-K affirming management's responsibility for establishing and maintaining internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting and (ii) the independent auditors' report on, and attestation of, management's annual report.

•	Establish and maintain appropriate procedures for (i) the receipt, retention and treatment of complaints received by the Company and the Audit Committee regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	On a quarterly basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

•	Periodically review and oversee the administration of the Company's Code of Ethics and make reports, as provided therein.

With Regard to the Independent Auditors.

•	The Audit Committee has direct authority and responsibility to select, hire, oversee, evaluate, determine the compensation of and, where appropriate, replace the independent auditors. The Audit Committee shall annually review the performance of the independent auditors, the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors. The independent auditors shall report directly to the Audit Committee.

•	On an annual basis, receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and representing to the Company the independent auditors' independence consistent with applicable standards, including Independence Standards Board Standard No. 1. The Audit Committee should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the auditors.

•	On an annual basis, obtain and review a report by the independent auditors, if any, describing the firm's internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	Approve in advance the provision of any permissible non-audit services by the independent auditors and the related fees of the independent auditors therefor. Consider whether the provision of these other services is compatible with maintaining the auditors' independence. Review disclosure of information regarding the approval of independent auditors' non-audit services as required by the Securities and Exchange Commission in periodic reports to investors.

•	Review and approve the hiring as an employee of the Company an employee or former employee of the independent auditors, subject to the provisions of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the SEC. Discuss with the independent auditors any recommendations they may have regarding this action.

With Regard to Other Audit Committee Responsibilities.

•	Perform any other activities consistent with this Charter, the Company's charter documents and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

•	Review and reassess the adequacy of this Charter on an annual basis, or more frequently if circumstances require. Recommend to the Board of Directors from time to time amendments that the Audit Committee deems appropriate. Submit this Charter to the Board of Directors for approval and have this Charter periodically published in a proxy or information statement in accordance with SEC regulations.

•	Annually prepare an Audit Committee report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

•	Annually perform a self-assessment of the Audit Committee's performance.

Adopted March 8, 2005

PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF
HAWAIIAN HOLDINGS, INC.

June 8, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN TOGETHER WITH THE ATTACHED
COMPLETED QUESTIONNAIRE PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	AMENDMENT OF CERTIFICATE OF INCORPORATION. The amendment of the Certificate of Incorporation of Hawaiian Holdings, Inc. to increase the number of authorized shares of capital stock from 62,000,000 shares to 120,000,000 shares.

FOR	AGAINST	ABSTAIN

2.	APPROVAL OF 2005 STOCK INCENTIVE PLAN. The approval of the 2005 Stock Incentive Plan of Hawaiian Holdings, Inc. The effectiveness of the 2005 Stock Incentive Plan is also contingent upon the approval by stockholders of Proposal No. 1 (Amendment of Certificate of Incorporation).

FOR	AGAINST	ABSTAIN

3.	ELECTION OF DIRECTORS. The re-election of six directors to serve for one year terms, each until his successor is duly elected and qualified.

NOMINEES:
FOR ALL NOMINEES	O Gregory S. Anderson O Donald J. Carty O Thomas B. Fargo O Lawrence S. Hershfield O Randall L. Jenson O Bert T. Kobayashi, Jr.
WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

4.	Such other business as may properly come before the Annual Meeting of Stockholders, or at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the adjacent space. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HAWAIIAN HOLDINGS, INC.

12730 High Bluff Drive, Suite 180
San Diego, CA 92130
(858) 523-0219

PROXY - Annual Meeting of Stockholders - Wednesday, June 8, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lawrence S. Hershfield and Randall L. Jenson as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock and preferred stock of Hawaiian Holdings, Inc. (the "Company") held of record by the undersigned on April 29, 2005 at the Annual Meeting of Stockholders to be held on Wednesday, June 8, 2005 or at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
HAWAIIAN HOLDINGS, INC.

June 8, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-866-540-5760 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

- OR -

INTERNET - Access "www.proxyvoting.com/ha" and follow the
on-screen instructions. Have your proxy card available when you access the web page.

ACCOUNT NUMBER

You may enter your voting instructions at 1-866-540-5760 or www.proxyvoting.com/ha up until
11:59 PM Eastern Time the day before the cut-off or meeting date.

↓Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.↓

PLEASE SIGN, DATE AND RETURN TOGETHER WITH THE ATTACHED
COMPLETED QUESTIONNAIRE PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	AMENDMENT OF CERTIFICATE OF INCORPORATION. The amendment of the Certificate of Incorporation of Hawaiian Holdings, Inc. to increase the number of authorized shares of capital stock from 62,000,000 shares to 120,000,000 shares.

FOR	AGAINST	ABSTAIN

2.	APPROVAL OF 2005 STOCK INCENTIVE PLAN. The approval of the 2005 Stock Incentive Plan of Hawaiian Holdings, Inc. The effectiveness of the 2005 Stock Incentive Plan is also contingent upon the approval by stockholders of Proposal No. 1 (Amendment of Certificate of Incorporation).

FOR	AGAINST	ABSTAIN

3.	ELECTION OF DIRECTORS. The re-election of six directors to serve for one year terms, each until his successor is duly elected and qualified.

NOMINEES:
FOR ALL NOMINEES	O Gregory S. Anderson O Donald J. Carty O Thomas B. Fargo O Lawrence S. Hershfield O Randall L. Jenson O Bert T. Kobayashi, Jr.
WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

4.	Such other business as may properly come before the Annual Meeting of Stockholders, or at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the adjacent space. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OWNERSHIP QUESTIONNAIRE

In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship.

The federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. citizens. 49 U.S.C. §§ 40102(a)(15), 41102.

To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any one of the following:

•	an individual who is a citizen of the United States;

•	a partnership each of whose partners is an individual who is a citizen of the United States;

•	a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States. (emphasis added)

I hereby certify that the owner of the Hawaiian Holdings, Inc. shares:

is a "citizen of the United States" as defined by the Transportation Act is NOT a "citizen of the United States" as defined by the Transportation Act.

Signature:	Date:
Name:
Position/Title:

Please return your completed questionnaire to:

Mellon Investor Services
Proxy Processing
P.O. Box 3510
S. Hackensack, NJ 07606-9210